Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of June 30, 2021

among

HOSPITALITY INVESTORS TRUST, INC. and HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P.,
collectively, jointly and severally, as Borrower,

the LENDERS PARTY HERETO,

and

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC

as Administrative Agent and Collateral Agent

US$60,000,000 Revolving Credit Facility

i

(continued)

(continued)

(continued)

(continued)

v

APPENDICES:	A	Loan Commitments
	B	Notice Addresses

SCHEDULES:	3.1(c)	Organizational Structure
	4.4	Adverse Proceedings
	4.7	Environmental Matters
	4.8	Defaults
	4.11	Employee Matters
	4.12	ERISA
	4.24	Real Estate Assets
	5.20	Post-Closing Matters
	6.1(c)	Certain Indebtedness
	6.2	Certain Liens
	6.10	Certain Affiliate Transactions

EXHIBITS:	A	Funding Notice
	B	Note
	C	Reserved
	D	Assignment Agreement
	E	Closing Date Certificate
	F	Tax Forms
	G	[Reserved]
	H	Form of Hilton Franchise Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, supplemented, modified or restated from time to time in accordance with the terms hereof, this “Agreement”), dated as of June 30, 2021, is entered into by and among Hospitality Investors Trust, Inc., a Maryland corporation (“HIT”), Hospitality Investors Trust Operating Partnership, L.P., a Delaware limited partnership (“HITOP”), each as borrower (HIT and HITOP, individually or collectively, as the context may require, jointly and severally, the “Borrower” or the “Borrowers”), BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company, as the initial lender (in such capacity, the “Initial Lender”), and the other lenders party hereto from time to time (collectively, together with the Initial Lender, the “Lenders”), and BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company, as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders. Capitalized terms used but not otherwise defined in the recitals below shall have the meanings ascribed to them in Section 1.1.

RECITALS:

The Borrowers have requested that the Lenders extend credit to the Borrowers, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1            Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Administrative Agent” has the meaning set forth in the preamble.

“Advance Cap” has the meaning set forth in Section 2.1(a).

“Advance Cap Amount” means the lesser of (i) an amount that, when added to any unrestricted cash held by the Borrowers immediately prior to the making of any Advance by the Lenders, would result in the Borrowers in the aggregate holding the greater of (A) $15,000,000 in unrestricted cash as of the applicable Credit Date, as reasonably determined by the Initial Lender, and (B) such other amount that may be required to satisfy any minimum liquidity covenants required from time to time under the Subsidiary Loan Agreements and (ii) the amount of any remaining unfunded Commitments hereunder.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative or judicial), governmental investigation or arbitration at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of any Borrower, threatened in writing against or affecting any Borrower or any Subsidiary Owner or any property of such entity.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as applied to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person specified. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (a) to vote 51% or more of the Capital Stock having ordinary voting power for the election of members of the Board of Directors of such Person, or (b) to direct or cause the direction of the management and policies of that Person, whether by exercising voting power, by contract or otherwise.

“Agent” means each of Administrative Agent, Collateral Agent and any other Person appointed as an agent or similar title or capacity under or otherwise in connection with the Loan Documents and “Agents” mean collectively all such Agents.

“Aggregate Amounts Due” has the meaning set forth in Section 2.15.

“Agreement” has the meaning set forth in the preamble.

“Agent Indemnitee” has the meaning set forth in Section 9.5(a).

“Agent Affiliates” has the meaning set forth in Section 10.1(b)(iii).

“Alteration” means any demolition, alteration, installation, improvement or expansion of or to any Real Estate Asset, including any Hotel Property, or any portion thereof.

“AML Laws” means any and all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries or Affiliates from time to time concerning or relating to terrorism financing, money laundering or any predicate crime to money laundering, including, without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Anticorruption Laws” means all applicable anti-corruption and antibribery laws, rules and regulations of any jurisdiction from time to time, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Borrower provides to Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, which is distributed to Agents or Lenders by means of electronic communications pursuant to Section 10.1(b).

“Assignment Agreement” means, as applicable, (a) an Assignment and Assumption Agreement substantially in the form of Exhibit D, or (b) an Affiliate Assignment Agreement.

“Assignment Effective Date” has the meaning set forth in Section 10.6(b).

“Authorized Officer” means with respect to (a) delivering any Funding Notice and similar notices, the chief executive officer, chief financial officer, treasurer, or chief operating officer of the Borrower or any person or persons that are designated in writing by one or more Authorized Officers described above to Administrative Agent as being authorized by the Borrower to deliver such notices and (b) any other matter in connection with this Agreement or any other Loan Document, the chief executive officer, the chief financial officer, the treasurer, the principal accounting officer, the president or other similar officer of the Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation or company, or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the entity, individual, board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor Governmental Authority.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or the State of Delaware, or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.

“California Wage/Hour Dispute” means that certain “wage/hour” class action complaint filed by a former employee of the Courtyard Carlsbad located at 5835 Owens Avenue, Carlsbad, CA 92008, captioned Leticia Limon v. Crestline Hotels & Resorts, LLC; Barcelo Crestline Corporation; and Does 1 through 10 and filed on September 30, 2020 in the Superior Court of the State of California, County of Los Angeles as Case No. 20STCV37266.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP as in effect on the date hereof, is or should be accounted for as a capital lease on the balance sheet of that Person, or (b) as lessee under a Synthetic Lease.

“Capital Stock” means any and all shares, stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or profits interests in a Person that is another type of entity, including partnership interests, membership interests, voting trust certificates, certificates of interest and profits interests, participations or similar arrangements, and any and all warrants, rights or options to purchase, or other arrangements or rights to acquire, subscribe, convert to or otherwise receive or participate in the economic or other rights associated with any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means any of the following, to the extent having a maturity of not greater than ninety (90) days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Citi Rate Cap Collateral” means HITOP’s right, title, interest, claim and demand, in to and under that certain Rate Cap Transaction with SMBC Capital Markets, Inc. dated as of April 19, 2021 with unique swap identifier 1030443023 PRISM000000000000000000C1B747800.

“Closing Date” means the later of the date hereof and the first date on which all of the conditions set forth in Section 3.1 have been fulfilled or waived in writing by the Initial Lender.

“Closing Date Certificate” means a certificate dated as of the Closing Date and substantially in the form of Exhibit E.

“Collateral” means all “Collateral” as defined in any Collateral Document, and shall include all Property that is subject to any Lien in favor of Collateral Agent or any agent or sub-agent appointed by it for the benefit of the Secured Parties pursuant to any Collateral Document; provided that “Collateral” shall not include any Excluded Assets or any other assets excluded under Section 2.2 of the Pledge and Security Agreement.

“Collateral Agent” has the meaning set forth in the preamble hereto.

“Collateral Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, grant of an exclusive license (as licensor or sublicensor), or other disposition to, or any exchange of property with, any Person (other than to or with a Borrower), in one transaction or a series of transactions, of all or any part of the Collateral. For purposes of clarification, “Collateral Asset Sale” shall include (x) the sale or other disposition for value of any contracts and (y) the early termination or modification of any contract resulting in the receipt by any Borrower of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts that would have been due through the date of termination or modification without giving effect thereto).

“Collateral Documents” means the Pledge and Security Agreement, any Deposit Account Control Agreement, any Securities Account Control Agreement and all other instruments, documents and agreements now or at any time hereafter delivered by or on behalf of any Borrower pursuant to this Agreement or any of the other Loan Documents in order to grant to, or perfect a security interest in the Collateral in favor of Collateral Agent, for the benefit of Secured Parties, as security for the Obligations.

“Commitment” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Commitment is set forth on Appendix A, subject to any increase or reduction pursuant to the terms of this Agreement and subject to the Advance Cap. The maximum aggregate amount of the Commitments is US$60,000,000.00.

“Compliance Certificate” means a certificate of the Chief Financial Officer of the Borrower, substantially in the form of Exhibit C.

“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including, without limitation, any Material Property Agreement.

“Controlled Account” means (a) any Deposit Account of a Borrower that is subject to a Deposit Account Control Agreement, and (b) any Securities Account of a Borrower that is subject to a Securities Account Control Agreement.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Borrowers’ operations and not for speculative purposes.

“CVR Agreement” means the contingent value rights agreement by and among HIT, Computershare, Inc. and its wholly owned subsidiary, Computershare Trust Company, N.A., as agent.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S., any state or territory thereof, the District of Columbia or any other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means the occurrence of any event that, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” has the meaning set forth in Section 2.7.

“Deposit Account” means any “deposit account,” as defined in Article 9 of the UCC.

“Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (a) is entered into among Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained and the Borrower maintaining such Deposit Account, and (b) is effective for Collateral Agent to obtain “control” (within the meaning of Article 9 of the UCC) of such Deposit Account.

“Director” means any natural Person constituting the Board of Directors or an individual member thereof.

“Disbursement Account” has the meaning set forth in Section 2.1(d).

“Dispose” means, with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets. For purposes of clarification, “Dispose” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments for previously accrued and unpaid amounts due through the date of termination or modification), or (c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)). “Disposition” as a noun shall have the corresponding meaning.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any other instrument, agreement or Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder or beneficial owner thereof (other than solely for Capital Stock that is not otherwise Disqualified Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends, distributions or other Restricted Payments in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other obligation, instrument, agreement, or Capital Stock that would meet any of the conditions in clauses (a), (b), or (c) of this definition, in each case prior to the date that is 180 calendar days after the Latest Maturity Date; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of employees of any Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by such Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollars” and the sign “US$” mean the lawful money of the U.S.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) that is controlled by, controls, or is under common control with a Lender; (b) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (c) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (d) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (e) the central bank of any country that is a member of the OECD; or (f) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; provided that no Borrower nor any Affiliate of any Borrower (other than Initial Lender and any Affiliate of Initial Lender) shall, in any event, be an Eligible Assignee.

“Environmental Claim” means any notice, claim, proceeding, notice of proceeding, investigation, demand, information request, abatement order or other order or directive by any Person or Governmental Authority alleging or asserting liability with respect to the Borrowers, Subsidiary Owners or the Hotel Properties, as the case may be, arising out of, based on, in connection with or resulting from (a) the actual or alleged presence, Use or Release of any Hazardous Substance, (b) any actual or alleged violation of or non-compliance with any Environmental Law, or (c) any actual or alleged injury or threat of injury to property, human health or safety, natural resources or the environment caused by Hazardous Substances.

“Environmental Laws” means any applicable federal, state and local laws, statutes, ordinances, orders, rules and regulations, as well as common law, any final and binding judicial or administrative orders, decrees or judgments thereunder and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to (a) the pollution, protection or cleanup of the environment, (b) the impact of Hazardous Substances on property, human health or safety, (c) the Use or Release of Hazardous Substances, (d) occupational safety and health, industrial hygiene or the protection of human health or welfare as a result of exposure to Hazardous Substances, or (e) the liability for, or costs of, other actual or threatened harm to the environment.

“Environmental Permits” means all permits, licenses, variances and certificates required by applicable Environmental Laws for the Borrowers’ or Subsidiary Owner’s use or ownership of the Hotel Properties, as the case may be, or of the Borrowers’ or Subsidiary Owners’ operations conducted thereat.

“Equity Interests” means, with respect to any Person, any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalent interests in (however designated) equity or ownership of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest, any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414(m) or (o) of the Internal Revenue Code.

“ERISA Event” means (a) any Reportable Event, (b) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Internal Revenue Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived, pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA or an application for a waiver of the minimum funding standard with respect to any Pension Plan, (c) the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan, (d) the failure by any Borrower or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan, (e) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including, but not limited to, the imposition of any Lien in favor of the PBGC or any Pension Plan, (f) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA), (g) the receipt by any Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA, (h) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan (during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA)) or from any Multiemployer Plan, and (i) the receipt by any Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in endangered or critical status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Assets” means (a) any Equity Interests in a Borrower or any Subsidiary of the Borrowers and (b) the Citi Rate Cap Collateral.

“Excluded Hotel Sales” means the sale of (i) the Hampton Inn Albany-Wolf Road (Airport), as contemplated by that certain Purchase and Sale Agreement with Joint Closing Instructions dated December 16, 2019, as amended, modified or supplemented between HIT Portfolio I Owner, LLC, a subsidiary of the Borrowers, and Capitol Hospitality LLC, and (ii) the Courtyard By Marriott Athens Downtown, as contemplated by that certain Agreement for Sale and Purchase effective February 12, 2021, between HIT Portfolio I Owner, LLC, a subsidiary of the Borrowers, and Lincoln Ventures LLC.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent, as applicable, being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, (c) Taxes attributable to such Lender’s or Agent’s failure to comply with Section 2.17(b), and (d) any Taxes imposed under FATCA.

“Existing Indebtedness” has the meaning set forth in Section 6.1(c).

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and, in each case, any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any such agreements.

“Facility” means the credit facility established under this Agreement in favor of the Borrower in accordance with its terms and pursuant to which the Commitments are established.

“Facility Liens” means the Liens on and security interests in the Collateral securing the Obligations.

“Fiscal Year” means the fiscal year of the Borrowers, ending on December 31 of each calendar year.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GA Tech Owner” means, collectively, HIT GA Tech Holding, LLC, a Delaware limited liability company, HIT TRS GA Tech, LLC, a Delaware limited liability company and IT TRS GA Tech Holding, LLC, a Delaware limited liability company.

“GA Tech Property” means that certain Hotel Property commonly known as Georgia Tech Hotel & Conference Center, located at 800 Spring St NW, Atlanta, GA 30308.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied and as in effect from time to time.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether associated with a state of the U.S., the U.S., or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Hazardous Substances” means any and all substances (whether solid, liquid or gas) that are regulated or otherwise classified, defined or listed as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any applicable Environmental Laws, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and lead-based paint, radon, pesticides and radioactive materials, flammables and explosives and compounds containing them.

“Hazardous Substances Activity” means any activity, event or occurrence involving any Hazardous Substances, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Substances, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any Interest Rate Agreement, any Currency Agreement and any other derivative or hedging contract, agreement, confirmation or other similar transaction or arrangement that is entered into by any Borrower or any Subsidiary, including any commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, spot or forward foreign currency or commodity purchase or sale, listed or over-the-counter option or similar derivative right related to any of the foregoing, non-deliverable forward or option, foreign currency swap agreement, currency exchange rate price hedging arrangement or other arrangement designed to protect against fluctuations in interest rates or currency exchange rates, commodity, currency or Securities values, or any combination of the foregoing agreements or arrangements.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged or received under the laws applicable to any Lender that are in effect as of the Closing Date or, to the extent allowed by law, under such applicable laws that may be in effect after the Closing Date and allow a higher maximum nonusurious interest rate than applicable laws in effect as of the Closing Date.

“Hilton Franchise Agreements” means, with respect to the Real Estate Assets, each franchise agreement entered into by the Borrowers or any of their Subsidiaries in respect of any Doubletree, Embassy Suites, Hampton Inn, Hampton Inn & Suites, Hilton Garden Inn or Homewood Suites hotel.

“HIT” has the meaning set forth in the recitals hereto.

“HITOP” has the meaning set forth in the recitals hereto.

“Hotel EBITDA” means, with respect to any Hotel Property, net loss (income) and comprehensive loss (income) (calculated in accordance with GAAP) of such Hotel Property, excluding (a) the effect of expenses not related to operating such Hotel Property, (b) non-cash charges that are not indicative of the operating performance of such Hotel Property, and (c) any effects on net loss (income) and comprehensive loss (income) due to (1) a casualty or condemnation of the Hotel Property, strike or other labor dispute, fire, war, insurrection, act of God, governmental intervention, terrorism or pandemic or (2) any other event that is reasonably beyond the control of the Borrowers other than to the extent the principal cause of such event is the Borrowers’ or the applicable Subsidiary Owner’s gross negligence or willful misconduct. To the extent attributable to such Hotel Property, exclusions made for purposes of this calculation shall include: (i) depreciation and amortization; (ii) impairment of goodwill and long-lived assets; (iii) interest expense; (iv) transaction related costs; (v) other loss (income); (vi) gain (loss) on sale of assets; (vii) equity in loss (earnings) of unconsolidated entities; (viii) general and administrative expense; and (ix) income tax (benefit) expense.

“Hotel Property” means each “Property” or “Collateral Asset” (as each term is defined in each applicable Subsidiary Loan Agreement) as of the Closing Date, together with all other non-Cash real and personal property collateral that secures the obligations of the Subsidiary Owners under the Subsidiary Loan Agreements.

“Indebtedness” as applied to any Person, means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) obligations under Capital Leases, (c) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and trade accounts payable in the ordinary course of business), (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person, regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, (f) the face amount of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or is otherwise an obligor, (g) Disqualified Capital Stock, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and as if such price were based upon, or measured by, the fair market value of such Disqualified Capital Stock), (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (i) any obligation of such Person, the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or provide any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under this clause (j), the primary purpose or intent thereof is as described in clause (i) above, and (k) net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, in each case whether entered into for hedging or speculative purposes or otherwise.

“Indemnitee” means each of any Agent and any Lender, and each of their respective Related Parties.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Substances Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees, charges and disbursements of one firm as general outside counsel (and any one local counsel in each relevant jurisdiction) for any Indemnitee and excluding taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim), and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any Related Matter, but excluding any losses, liabilities, claims, damages or expenses to the extent (x) found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnitee to be indemnified or (y) relating to any dispute solely among the Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under this Agreement or any other Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Lender” has the meaning set forth in the preamble.

“Insolvency Proceeding” means, with respect to any Borrower, any (a) case, action or proceeding before any court or Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, (b) general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or (c) similar arrangement in respect of creditors generally or any substantial portion of applicable creditors, in any case, undertaken under U.S. Federal, state or foreign law.

“Insurance Policies” has the meaning in Section 5.5.

“Intellectual Property” means all intellectual property and other similar proprietary rights worldwide, whether registered or unregistered, including in and to the following: (a) trade names, trademarks and service marks, domain names, trade dress and similar rights, together with the goodwill symbolized by or associated with any of the foregoing; (b) patents and patent applications (including divisionals, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions); (c) inventions and invention disclosures (whether or not patentable); (d) copyrights and copyrightable works; (e) software and technology; (f) trade secrets, know-how, inventions, discoveries, methods, processes and other proprietary or confidential information and (g) any applications, registrations or issuances for any of the foregoing.

“Interest Accrual Period” has the meaning set forth in Section 2.5(b).

“Interest Payment Date” means (a) the last Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (b) the Termination Date.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure associated with the Borrowers’ operations, (b) approved by Administrative Agent, and (iii) not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means (a) any direct or indirect purchase or other acquisition by a Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person, including the establishment or other creation of a Subsidiary or any other interest in the Securities of any Person, (b) any direct or indirect redemption, retirement, purchase or other acquisition for value by any Borrower or Subsidiary of Borrower from any Person of any Capital Stock of such Person, and (c) any direct or indirect loan, advance (other than advances to employees, officers or directors for customary moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by any Borrower to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales of inventory to that other Person in the ordinary course of business.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Wholly-Owned Subsidiary of any Person be considered to be a “Joint Venture” to which such Person is a party.

“Latest Maturity Date” means, as of any time of determination, the latest possible maturity or expiration date applicable to any Loan or unfunded Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time, as the case may be.

“Legal Requirements” means, collectively, all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws and zoning restrictions) affecting the Borrowers, the Property or any other Collateral or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force) and all permits, licenses and authorizations and regulations relating thereto.

“Lender” means the Initial Lender and any Person that becomes a “Lender” hereunder pursuant to Section 10.6, in each case, for so long as such Person holds Loans or Commitments hereunder.

“Lender Indemnitee” means each of the Lenders, and each of their respective Related Parties.

“Lien” means (a) any lien, mortgage, pledge, assignment, security interest, charge, license, sublicense or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Loan” means each loan outstanding hereunder made by a Lender to the Borrower pursuant to Section 2.1(a).

“Loan Commitment” means the commitment of a Lender to fund Loans.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents and all other documents, certificates, instruments or agreements executed and delivered by a Borrower (or officer or director thereof) or on behalf of a Borrower for the benefit of any Agent or any Lender in connection herewith.

“Loan Exposure” means, with respect to any Lender, as of any time of determination, the outstanding principal amount of the Loans of such Lender.

“Loan Proceeds” has the meaning set forth in Section 2.3(a).

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means any event, condition circumstance or contingency that, individually or in the aggregate, has had or could reasonably be expected to have, a material adverse effect on: (a) the business, financial condition or results of operations of the Borrowers and their Subsidiaries taken as a whole, other than as a result of or any effect of (i) the general conditions or trends in the hospitality industry or business, including competition in geographic, product or service areas, (ii) [reserved], (iii) changes in or the condition of financial, banking or securities markets (including interest rates, exchange rates, tariffs, trade wars and credit markets), (iv) military action, acts of civil unrest, civil disobedience, war or any act of terrorism, cyberterrorism, military activity, sabotage or cybercrime, including an escalation of hostilities or worsening of any such conditions threatened or existing on the date of this Agreement, (v) a Change in Law or a change in GAAP after the date of this Agreement, (vi) [reserved], (vii) the failure of the Borrowers or any of their Subsidiaries to meet or achieve the results set forth in any internal, analyst, published or other projection (provided, that this clause (vii) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Material Adverse Effect if such change or effect is not otherwise excluded from determining whether there is a Material Adverse Effect) or (viii) any action taken or omitted from being taken at the written request of the Initial Lender, the Agent or the Requisite Lenders or that is required by the Facility; except in the case of clauses (i), (iii), (iv) and (v) above, to the extent that such effect has a disproportionate and adverse impact on the Borrowers and their Subsidiaries, taken as a whole, relative to other participants in the hospitality industry, then the disproportionate adverse effect of such matter on the business of the Borrowers and/or their Subsidiaries (to the extent not otherwise excluded by the definition of a Material Adverse Effect) may be taken into account in determining whether a Material Adverse Effect has occurred or is occurring; (b) the ability of the Borrowers to perform their obligations under the Loan Documents; or (c) the validity or enforceability of the Loan Documents or the rights and remedies of the Agent, or the Lenders under any Loan Document (including, but not limited to, the enforceability or priority of any liens granted to the Agent under the Loan Documents).

“Material Alteration” means any Alteration to be performed by or on behalf of a Borrower or Subsidiary Owner at any Hotel Property that is reasonably expected to materially and adversely affect the operations thereof.

“Material Property Agreement” means, with respect to each Real Estate Asset, each hotel management agreement, property management agreement, franchise agreement (including any so-called “manchise” agreements), operating lease, ground lease, Subsidiary Loan Agreement and each applicable loan document and security instrument (including, relating to any mezzanine loans) related to the applicable Subsidiary Loan Agreements.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.

“Multiemployer Plan” means a Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA, to which any Borrower or any ERISA Affiliate had an obligation to contribute over the five preceding calendar years.

“Natural Person” means a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.

“Net Asset Sale Proceeds” means, with respect to any Collateral Asset Sale, an amount equal to: (a) Cash payments actually received by or on behalf of any Borrower from such Collateral Asset Sale (including any Cash actually received by way of deferred payment pursuant to, or by monetization of, a note, receivable or otherwise (including by way of a milestone payment, as applicable), but, in each case, only as and when received), minus (b) (i) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Collateral Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness or any other obligation (other than the Loans) that is secured by a Lien on the stock or assets in question, that is senior to the Facility Liens, and that is required to be repaid under the terms thereof as a result of such Collateral Asset Sale and (iii) any direct, bona fide, out-of-pocket transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT, transfer and similar taxes arising therefrom) incurred in connection with any sale of such assets to the extent paid or payable to non-Affiliates.

“Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Capital Stock of, a Borrower, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, in each case solely to the extent such discounts, commissions, costs, fees and expenses are paid to non-Affiliates.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds actually received by a Borrower (i) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (ii) as a result of the taking of any assets of the Borrower by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual and reasonable costs incurred by the Borrower in connection with the adjustment or settlement of any claims of such Borrower in respect thereof, (ii) income or gains taxes, if any, payable by the Borrower as a result of any gain recognized in connection with the receipt of any such proceeds and (iii) required payments of Indebtedness that are secured by a Lien on the assets subject to such loss or condemnation on a senior basis relative to the Obligations.

“No Available Cash” means, as of any Interest Payment Date, no cash is available to make the applicable interest payment after taking into account the actual cost of any contractually required property improvement plans and contractual reserves, in each case, to the extent required under the Material Property Agreements (as amended in accordance with the terms hereof), and without requiring the Borrowers to incur additional Indebtedness, issue additional Securities or consummate asset sales.

“Note” means a promissory note in the form of Exhibit B.

“Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint, several or independent) of every nature of each Borrower from time to time owed to Agents (including any former Agent), the Lenders or any of them, in each case, under any Loan Document, whether for principal, interest, fees, expenses, indemnification or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury and any successor Governmental Authority.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate, articles supplementary, memorandum or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its certificate or articles of organization or formation and its operating agreement, and (e) with respect to any other entity, its functionally equivalent charter and organizational documents. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or other similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Paid in Full” and “Payment in Full” mean, with respect to any or all of the Obligations that each of the following events has occurred, as applicable: (a) the indefeasible payment or repayment in full in immediately available funds of (i) the principal amount of all outstanding Loans, (ii) all accrued and unpaid interest, fees, premiums or other charges owing in respect of any Loan or unfunded Commitment or otherwise under any Loan Document and (iii) all accrued and unpaid costs and expenses payable by any Borrower to any Agent or Lender pursuant to any Loan Document, whether or not demand has been made therefor, including any and all indemnification and reimbursement claims that have been asserted by any such Person prior to such time; (b) the indefeasible payment or repayment in full in immediately available funds of all other outstanding Obligations, other than unasserted contingent indemnification and contingent reimbursement obligations; and (c) the termination of all unfunded Commitments.

“Participant Register” has the meaning set forth in Section 10.6(h)(i).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation, referred to and defined in ERISA, or any successor thereto performing similar functions.

“Pension Plan” means any Plan, other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 and 430 of the Internal Revenue Code or Section 302 of ERISA.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” means any “employee benefit plan,” as defined in Section 3(3) of ERISA, which is (currently or hereafter), or within the prior six years was, maintained or contributed to by any Borrower or, with respect to any such plan that is subject to Section 302 of ERISA or Title IV of ERISA or Section 412 of the Code, any of their ERISA Affiliates, or with respect to which any Borrower or any of their ERISA Affiliates, has any liability.

“Pledge and Security Agreement” means that certain pledge and security agreement among the Borrowers and the Collateral Agent, dated as of June 30, 2021, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, Administrative Agent and each Lender.

“Pro Rata Share” means with respect to all payments and computations relating to the Loans of any Lender, the percentage obtained by dividing (a) the Loan Exposure of that Lender, by (b) the aggregate Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Loan Exposure and unfunded Commitments of that Lender, by (B) an amount equal to the sum of the aggregate Loan Exposure and unfunded Commitments of all Lenders.

“Prohibited Change of Control” means (a) the occupation of a majority of the seats (other than vacant seats) of the Board of Directors of HIT by Persons who were not (i) directors of HIT on the Closing Date, (ii) nominated (or approved for purposes of this Agreement) by the Board of Directors of HIT or (iii) appointed by directors who were directors of HIT on the Closing Date or were so nominated or approved as provided in subclause (ii) of this clause (a), (b) the failure of HIT to be Wholly-Owned by Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (other than any preferred stock interest issued by HIT in order to satisfy applicable REIT requirements), (c) the failure of HITOP to be Wholly-Owned by HIT (other than any interest of Initial Lender therein in its capacity as a holder of equity interests therein), (d) the failure of each Subsidiary Owner (other than BSE/AH Blacksburg Hotel, L.L.C., BSE/AH Blacksburg Hotel Operator, L.L.C. and TCA Block 7 Hotel, L.L.C.) to be directly or indirectly Wholly-Owned by HIT and HITOP, (e) the failure of BSE/AH Blacksburg Hotel, L.L.C. or BSE/AH Blacksburg Hotel Operator, L.L.C. to be indirectly owned 56.6% by HIT and HITOP or (f) the failure of TCA Block 7 Hotel, L.L.C. to be indirectly owned 30.5323% by HIT and HITOP; provided that the change in the direct or indirect ownership of the Hilton Garden Inn Blacksburg or the Westin Virginia Beach Town Center as contemplated by the CVR Agreement shall not be a Prohibited Change of Control.

“Property” means with respect to any Person, all real and personal property of such Person, including: (a) all cash, money, cash equivalents, Deposit Accounts, Securities Accounts, accounts, other receivables, chattel paper, contract rights, goods and inventory (wherever located), instruments, documents, securities (whether or not marketable) and investment property (including all of the issued and outstanding Capital Stock of each of its Subsidiaries), equity interests, furniture, fixtures, equipment, franchise rights, Intellectual Property, general intangibles of any kind, rights to the payment of money (including tax refunds and any other extraordinary payments , supporting obligations, guarantees, letter of credit rights, commercial tort claims, causes of action and all substitutions, books and records related to the foregoing, and accessions and proceeds of the foregoing, wherever located, including insurance or other proceeds; and (b) all owned real property, all leased real property, all rents and leases from any real property interests, and all other proceeds of real property.

“Real Estate Asset” means any real property (including all buildings, fixtures or other improvements located thereon) now or hereafter owned, leased, operated or used by any Borrower or any Subsidiary Owner, including the Hotel Properties.

“REIT Status” means, with respect to any Person, (a)  the qualification of such Person as a real estate investment trust under the provisions of Sections 856 et seq. of the Internal Revenue Code and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Internal Revenue Code.

“Register” has the meaning set forth in Section 2.4(b).

“Regulation T” means Regulation T of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Related Fund” means any Fund that is managed, advised or administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or affiliate of an entity that manages, administers or advises a Lender.

“Related Matter” means (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or any syndication of the Facility, or the use or intended use of the proceeds thereof), any amendments, waivers or consents with respect to any provision of this Agreement or any of the other Loan Documents, or any enforcement of any of the Loan Documents (including any sale of, collection from or other realization upon any of the Collateral) or any other act or omission or event occurring in connection therewith, (b) any Loan or the use or proposed use of the Loan Proceeds; (c) any Environmental Claim or any Hazardous Substances Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership or practice of any Borrower, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing clauses (a)–(c), whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower and regardless of whether any Indemnitee is a party thereto.

“Related Parties” means, in respect of any Person, any of the officers, directors, employees, agents, attorneys, representatives, subsidiaries, Affiliates or shareholders of such Person.

“Release” means, with respect to any Hazardous Substance, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into or through the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing regulated amounts of any Hazardous Substance).

“Remediation” means any response, remedial removal or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to remedy or mitigate any Release of any Hazardous Substance; and any action to comply with any Environmental Laws or with the terms and conditions of any Environmental Permits.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043, with respect to a Pension Plan.

“Representative Borrower” has the meaning set forth in Section 10.1(d).

“Requisite Lenders” means, at any time, Lenders having or holding Loans and unfunded Commitments representing in the aggregate more than 50% of the sum of all Loan Exposure and unfunded Commitments at such time; provided that, for so long as the Initial Lender holds any Loans or undrawn Commitment, Requisite Lenders shall mean the Initial Lender.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any dividend, other distribution or liquidation preference, direct or indirect, on account of any shares of any class of Capital Stock of the Borrowers or any Subsidiary of Borrower now or hereafter outstanding, to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any of the Borrowers (or any direct or indirect parent thereof) or any Subsidiary of Borrower now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any of the Borrowers (or any direct or indirect parent thereof) or of any Subsidiary of Borrower now or hereafter outstanding.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” means a country or territory with which dealings are broadly and comprehensively prohibited under any Sanctions (as of the Closing Date, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted, prohibited or sanctionable under any Sanctions, including (a) any Person listed in any Sanctions related list of designated Persons maintained by the United States (including OFAC, the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled, directly or indirectly, by any Person described in clause (a) or (b) of this definition.

“Sanctions” means economic, financial or trade sanctions, laws, regulations or restrictive measures, or trade embargoes, imposed, administered or enforced by the United States Government (including without limitation, sanctions administered or enforced by the United States Department of Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, including any other governmental or regulatory authority, institution or agency which administers economic, financial or trade sanctions laws, regulations, trade embargoes or restrictive measures applicable to any Borrower or any of its Subsidiaries, any Lender or the Agents.

“Secured Parties” means, collectively, the Agents and each Lender.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, including any derivatives.

“Securities Account” means any “securities account” as defined in Article 8 of the UCC and any “commodity account” as defined in Article 9 of the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (a) is entered into among Collateral Agent, the Securities Intermediary at which the applicable Securities Account is maintained and the Borrower having rights in or to the underlying financial assets credited to or maintained in such Securities Account, and (b) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Securities Account.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means any “securities intermediary” or “commodity intermediary” as such terms are defined in the UCC.

“Scheduled Maturity Date” shall mean June 30, 2024.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) directly or indirectly, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether Directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided, further, that for the purposes hereof, BSE/AH Blacksburg Hotel, L.L.C., BSE/AH Blacksburg Hotel Operator, L.L.C. and TCA Block 7 Hotel, L.L.C. shall be deemed Subsidiaries of Borrower.

22

“Subsidiary Loan Agreements” means collectively, (a) that certain Loan Agreement, dated as of May 1, 2019, between certain of the Borrowers’ subsidiaries, as borrower, and Wells Fargo Bank, National Association, as trustee for the benefit of the certificate holders of HPLY Trust 2019-HIT, Commercial Mortgage Pass-Through Certificates, Series 2019-HIT and the RR Interest Owners, and with the Borrowers as guarantors, as amended, assigned and otherwise modified to date; (b) that certain Mezzanine A Loan Agreement, dated as of May 1, 2019, between certain of the Borrowers’ subsidiaries, as borrower, and Nonghyup Bank, as trustee of Meritz Private Real Estate Fund 20, and with the Borrowers as guarantors, as amended, assigned and otherwise modified to date; (c) that certain Mezzanine B Loan Agreement, dated May 1, 2019, between certain of the Borrowers’ subsidiaries, as borrower, and CC6 Investments Ltd. and NC Garnet Fund, L.P., as amended, assigned and otherwise modified to date; (d) that certain Loan Agreement, dated as of October 6, 2015, entered into by and between certain subsidiaries of the Borrowers as borrowers, and Wilmington Trust, National Association, as trustee for the benefit of the holders of COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates, in such capacity, and on behalf of any related serviced companion loan noteholders, as lender, and HIT as guarantor, as amended, assigned and otherwise modified to date; (e) that certain Second Amended and Restated Term Loan Agreement, dated as of April 27, 2017, entered into by and between certain subsidiaries of the Borrowers, as borrowers, Citibank, as administrative agent and collateral agent, the lenders party thereto from time to time, and the Borrowers as guarantors, as amended, assigned and otherwise modified to date; (f) that certain Loan Agreement, dated as of May 20, 2015, entered into by and among BSE/AH Blacksburg Hotel, L.L.C., BSE/AH Blacksburg Hotel Operator, L.L.C., subsidiaries of the Borrowers, as borrowers, Wilmington Trust, National Association, as Trustee, for the benefit of the holders of COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates, as lender, and HIT as guarantor, as amended, assigned and otherwise modified to date; and (g) that certain Loan Agreement, dated as of April 8, 2014, entered into by and between TCA Block 7 Hotel, L.L.C., a less than majority-owned subsidiary of the Borrowers, as borrower, U.S. Bank National Association, as Trustee, for the benefit of the holders of COMM 2014-CCRE17 Mortgage Trust Commercial Mortgage Pass-Through Certificates, as lender, and HIT and certain other parties as guarantors, as amended, assigned and otherwise modified to date.

“Subsidiary Owner” means each Person that is a “Borrower”, “Individual Borrower”, “Operating Lessee”, “TRS Lessee”, “Pledgor” or “Leasehold Pledgor”, in each case, as defined in the Subsidiary Loan Agreements, and any other owner or operator of any Hotel Property that is a Subsidiary or the Borrowers.

“Subsidiary Owner Indebtedness” shall have the meaning set forth in Section 6.1(d).

“Synthetic Lease” means, as applied to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property by that Person as lessee (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, and (b) any (i) synthetic, off-balance sheet or tax retention lease, or (ii) agreement for the use or possession of property, in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) in the nature of a tax imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Termination Date” means the earliest date to occur of: (a) the Scheduled Maturity Date, (b) the date the Facility is accelerated upon the occurrence of an Event of Default or otherwise and (c) the date of repayment in cash in full by the Borrowers of all Obligations and termination of the unfunded Commitments in accordance with the terms hereof.

23

“U.S.” means the United States of America.

“UCC” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it governs the perfection or priority of any Lien on or otherwise with regard to any item or items of Collateral.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Use” means, with respect to any Hazardous Substance, generation, manufacture, processing, distribution, handling, possession, use, discharge, placement, treatment, disposal, transportation, disposition, removal, abatement, recycling or storage.

“WARN” has the meaning set forth in Section 4.11.

“Wholly-Owned” means, in reference to any Subsidiary of a specified Person, that 100% of the Capital Stock of such Subsidiary (other than (x) Directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

“Withholding Agent” means the Borrowers and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

24

1.2          Accounting Terms, Financials Statements, Calculations, Etc. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of determining compliance with any basket, incremental feature, test or condition under any provision of this Agreement or any other Loan Document, no Borrower may retroactively divide, classify, re-classify or otherwise deem or treat a historical transaction as having occurred in reliance on a basket or exception that was not available at the time of such historical transaction or if and to the extent that such basket or exception was relied upon for any later transaction. When used herein, the term “financial statements” shall be construed to include all notes and schedules thereto. Whenever the term “the Borrower” is used in respect of a financial covenant or a related definition, they shall be construed to mean “the Borrower and its Subsidiaries on a consolidated basis” unless the context clearly requires otherwise. Except as otherwise provided therein, this Section 1.2 shall apply equally to each other Loan Document as if fully set forth therein, mutatis mutandis.

1.3          Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. Any requirement for a referenced agreement, instrument, certificate or other document to be “substantially” in the form of an Appendix, Schedule or Exhibit hereto means that such referenced document shall be in the form of such Appendix, Schedule or Exhibit with such modifications to such form as are approved by Administrative Agent, and, in the case of any Collateral Document, Collateral Agent, in each case in such Agent’s sole discretion. The words “hereof,” “hereunder,” “hereby” and words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The use herein of the words “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The use herein of the words “continuing,” “continuance,” “existing” or any words of similar import or derivatives of any such words in reference to any Event of Default means that such Event of Default has not been expressly waived. The word “will” shall be construed as having the same meaning and effect as the word “shall.” The words “assets” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties of any relevant Person or Persons. The terms lease and license shall be construed to include sub-lease and sub-license. Whenever the context may require, any pronoun shall be construed to include the corresponding masculine, feminine and neuter forms. References to Persons include their respective permitted successors and assigns. Except as otherwise expressly provided herein, references to statutes, legislative acts, laws, regulations and rules shall be deemed to refer to such statutes, acts, laws, regulations and rules as in effect from time to time, including any amendments of the same and any successor statutes, acts, laws, regulations and rules, unless any such reference is expressly limited to refer to any statute, act, law, regulation or rule “as in effect on” a specified date. Except as otherwise expressly provided herein, any reference in or to this Agreement, any other Loan Document, or any other agreement, instrument or other document shall be construed to refer to the referenced agreement, instrument or document as assigned, amended, restated, supplemented or otherwise modified from time to time, in each case in accordance with the express terms of this Agreement and any other relevant Loan Document unless such reference is expressly limited to refer to such agreement, instrument or other document “as in effect on” a specified date. If any payment to be made or action to be taken by a Borrower shall fall due or shall be required to be taken, as applicable, on a day that is not a Business Day, such payment shall be due or such action shall be taken, as applicable, on the next succeeding Business Day. Except as otherwise provided therein, this Section 1.3 shall apply equally to each other Loan Document as if fully set forth therein, mutatis mutandis.

25

SECTION 2. LOANS

2.1          Loans.

(a)          Loan Commitments. Subject to the terms and conditions of this Agreement and the satisfaction of the other applicable conditions precedent set forth in Section 3, the Lenders agree to make available to the Borrower Loans in an aggregate principal amount that will not result in (a) such Lender’s Loan Exposure exceeding such Lender’s Commitment, (b) the total Loan Exposures exceeding the total Commitments or (c) the total Loan Exposures exceeding the Advance Cap Amount (the “Advance Cap”). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow the Loans. Subject to Sections 2.9, 2.10, and 2.11, all amounts owed hereunder with respect to the Loans shall be Paid in Full no later than the Termination Date. Each Lender’s Loan Commitment shall be terminated in full upon the Termination Date and terminated in full to the extent done so pursuant to Section 8.2.

(b)          [Reserved].

(c)          Borrowing Mechanics for Loans.

(i)          Loans shall be made in an aggregate minimum amount of US$250,000 and integral multiples of US$1,000,000 in excess of that amount.

(ii)         The Representative Borrower shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 p.m. (New York City time) at least five (5) Business Days in advance of the proposed Credit Date (or such later date as the Administrative Agent and Lenders funding Loans on such Credit Date may agree). Promptly upon receipt by Administrative Agent of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(iii)        Each Lender shall make its Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s account at Bank of America, Account No. 1257576817. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders (less any agreed upon amounts to be retained for payments allocable under Section 2.3(a)(iii)) to be credited to the account of the Borrower in accordance with Section 2.1(d), provided that the Administrative Agent may assume such satisfaction or waiver unless otherwise advised by a Lender prior to making such proceeds available.

26

(d)          Deposit of Loan Proceeds. All Loan Proceeds (less any agreed upon amounts to be retained for payments allocable under Section 2.3(a)(iii)) shall be deposited into a Controlled Account in the name of Representative Borrower located at Wells Fargo Bank, National Association, Account No. 4143384733 (the “Disbursement Account”) on the applicable Credit Date. Amounts in the Disbursement Account shall only be withdrawn to fund amounts in accordance with the use of proceeds restrictions set forth in Section 2.3.

2.2          Pro Rata Share; Availability of Funds.

(a)          Pro Rata Share. All Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Share, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder. Each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans.

(b)          Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks. In the event that (i) Administrative Agent declines to make a requested amount available to the Borrower until such time as all applicable Lenders have made payment to Administrative Agent, (ii) a Lender fails to fund to Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement, and (iii) such Lender’s failure results in Administrative Agent failing to make a corresponding amount available to the Borrower on the Credit Date, at Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by the Borrower through and including the time of the Borrower’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to Administrative Agent. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Loan Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

27

2.3          Use of Proceeds. The Borrowers shall use the proceeds from the Loans (the “Loan Proceeds”) for only the following purposes:

(i)          for working capital and general corporate purposes of the Borrowers and its Subsidiaries, including, for the avoidance of doubt, any severance arrangements entered into in the ordinary course of business;

(ii)         pay interest and fees payable hereunder and under the other Loan Documents; and

(iii)        to pay costs, fees and expenses incurred by the Agents and the Lenders, in each case, in connection with the Loan Documents, including as provided in Section 10.2.

2.4          Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)          Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided, that, the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s Obligations in respect of any Loan; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordation in the Register shall govern.

(b)          Register. Administrative Agent (or its agent or sub agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by the Borrower or any Lender (with respect to (i) any entry relating to such Lender’s Loans, and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans)) at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on each Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of any Loan. Each Borrower hereby designates Administrative Agent to serve as such Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.4 and Section 10.6, and such Borrower hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, Directors, employees, agents, sub-agents, and affiliates shall constitute “Indemnitees.”

(c)          Notes. At the request of any Lender at any time, the Borrowers shall execute and deliver a Note or Notes to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) to evidence such Lender’s Loans.

28

2.5          Interest on Loans.

(a)          Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the applicable Credit Date until the maturity (whether by acceleration or otherwise) thereof at a rate per annum equal to 15.00%.

(b)          Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 365/366-day year, for the actual number of days elapsed from (and including) the last occurring Interest Payment Date (or if no Interest Payment Date has yet occurred, the Closing Date) to, but excluding, the immediately succeeding Interest Payment Date (the “Interest Accrual Period”). In computing interest on any Loan, the date of the making of such Loan and the last Interest Payment Date with respect to such Loan shall be included, and the date of payment of such Loan shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(c)          Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable (i) in cash in arrears on each Interest Payment Date, provided, that if there is No Available Cash on such Interest Payment Date, then such interest shall be paid in kind in arrears on such Interest Payment Date and capitalized and added to the principal amount of such Loan on such date; (ii) in cash upon any prepayment of such Loan, whether voluntary or mandatory, in accordance with Section 2.13(a)(iii); and (iii) in cash at the maturity of the Loans. From and after each applicable Interest Payment Date, any and all interest paid in kind shall constitute and increase the outstanding principal amount of the Loans for all purposes under this Agreement, and shall bear interest in accordance with the provisions of this Agreement applicable to the Loans.

2.6          [Reserved].

2.7          Default Interest. Upon the occurrence of an Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Laws) at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder with respect to the Loans (the “Default Rate”) and shall be payable (i) in kind in arrears on each Interest Payment Date, and such interest shall be capitalized and added to the principal amount of such Loan on such date; (ii) in cash upon any prepayment of such Loan, whether voluntary or mandatory, in accordance with Section 2.13(a)(ii); and (iii) in cash at the maturity of the Loans.

2.8          [Reserved].

2.9          Repayments. To the extent not previously repaid, the Borrower shall repay to the Lenders on the Termination Date in cash the aggregate principal amount of all Loans and all other Obligations outstanding on such date, including all accrued and unpaid interest thereon and any outstanding fees.

29

2.10	Voluntary Prepayments.

(a)          At any time and from time to time the Borrower shall have the right to prepay the Loans on any Business Day in whole or in part and, if in part, in an aggregate minimum amount of US$1,000,000 and integral multiples of US$100,000 in excess thereof, fees and compensation otherwise owing to Lenders under this Agreement.

(b)          All such voluntary prepayments shall be made upon not less than two (2) Business Days’ prior written notice (or such shorter period as is otherwise agreed to by Administrative Agent), given to Administrative Agent by 12:00 p.m. (New York City time) on the date required. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.13(a) with respect to Loans. Notwithstanding the foregoing, any notice of prepayment delivered in connection with any refinancing may be, if expressly so stated to be, contingent upon the consummation of such refinancing and may be revoked by the Borrower in the event such refinancing is not consummated.

2.11	Mandatory Prepayments.

(a)          Asset Sales.

(i)          No later than the third Business Day following the date of receipt by any Borrower of any Net Asset Sale Proceeds (it being understood that such Net Asset Sale Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), such Borrower shall prepay the Obligations as set forth in Section 2.13(a) in an aggregate amount equal to such Net Asset Sale Proceeds.

(ii)          No later than the third Business Day following the date of receipt by any Borrower of any net cash proceeds of sales or other dispositions of any Property or any assets of any Subsidiary of such Borrower (including, for the avoidance of doubt, net of any payment of any termination and/or application fees due and owing to the counterparty under any Material Property Agreement) to the extent such proceeds are permitted to be distributed to such Borrower under the applicable Subsidiary Loan Agreements, such Borrower shall prepay the Obligations as set forth in Section 2.13(a) in an aggregate amount equal to the amount of such net cash proceeds received (it being understood that, to the extent such proceeds are permitted under the applicable Subsidiary Loan Agreement to be distributed to the equity holders of the Subsidiary Owners, then such Borrower shall cause the applicable Subsidiaries to so distribute such amounts to such Borrower).

30

(b)          Insurance/Condemnation Proceeds.

(i)          No later than the third Business Day following the date of receipt by any Borrower of any Net Insurance/Condemnation Proceeds (it being understood that such Net Insurance/Condemnation Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), such Borrower shall prepay the Obligations as set forth in Section 2.13(a) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds.

(ii)         No later than the third Business Day following the date of receipt by any Borrower of any insurance proceeds or the cash proceeds of any condemnation award paid on an account of any loss or condemnation of any Property or any assets of any Subsidiary of Borrower, to the extent such proceeds are permitted to be distributed to the Borrowers under the applicable Subsidiary Loan Agreements, such Borrower shall prepay the Obligations as set forth in Section 2.13(a) in an aggregate amount equal to the amount of such proceeds received (it being understood that, to the extent such proceeds are permitted to be distributed under the applicable Material Property Agreements to the equity holders of the Subsidiary Owners, then such Borrower shall cause the applicable Subsidiaries to so distribute such amounts to Borrower).

(c)          Issuance of Equity Securities. On the date of receipt by any Borrower of any Net Equity Proceeds (it being understood that any such Net Equity Proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof), excluding any such Net Equity Proceeds used for purposes approved in writing by the Lenders in their sole discretion, the Borrower shall prepay the Obligations as set forth in Section 2.13(a) in an aggregate amount equal to 100% of such Net Equity Proceeds.

(d)          Incurrence of Debt. On the date of receipt by any Borrower of any Cash proceeds (it being understood that any such Cash proceeds shall be deposited into a Controlled Account on the same Business Day as receipt thereof) from the incurrence of any Indebtedness by any Borrower, excluding any Cash proceeds received with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, such Borrower shall prepay the Obligations as set forth in Section 2.13(a) in an aggregate amount equal to 100% of such Cash proceeds, net of underwriting discounts, accounting, investment banking or broker fees and sales commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e)          Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.11(a) through (d), the Borrowers shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds, and compensation otherwise owing to Lenders under this Agreement, if any, as the case may be. In the event that the Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrower shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

31

2.12	Termination or Reduction of Revolving Commitments.

(a)          Optional Termination or Reduction of Commitments. The Borrowers may, upon notice to Administrative Agent, terminate the Commitments, or from time to time reduce the unfunded Commitments; provided that (a) each such notice shall be in writing and must be received by Administrative Agent at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable (provided that a notice of termination of the Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied), (b) any such partial reduction shall be in an aggregate amount of $1,000,000 or a larger multiple of $250,000 and (c) the Borrowers shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the total Loan Exposures would exceed the total Commitments. Unless previously terminated, the Commitments shall automatically terminate on the Termination Date.

(b)          Application of Commitment Reductions. Administrative Agent will promptly notify the Lenders of any termination or reduction of the Commitments pursuant to clause (b) of this Section. Upon any reduction of the unfunded Commitments, the Commitment of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount of such reduction.

2.13	Application of Prepayments.

(a)          Prepayments. Any prepayments of Loans pursuant to Sections 2.10 or 2.11 shall be applied as follows:

(i)          first, to the payment of that portion of the Obligations constituting fees, indemnities and all expenses specified in Section 10.2, in each case to the full extent thereof, payable in accordance with the Loan Documents to the Agent in its capacity as such and to the Lenders, in accordance with their respective Pro Rata Share in proportion to respective amounts described in this clause first payable to them;

(ii)         second, to the payment of that portion of the Obligations constituting any accrued and unpaid interest on the Loans payable at the Default Rate, if any, to the Lenders in accordance with their respective Pro Rata Share in proportion to respective amounts described in this clause second payable to them;

(iii)        third, to the payment of that portion of the Obligations constituting any accrued and unpaid interest (other than Default Rate interest payable pursuant to clause second) on the Loans to the Lenders in accordance with their respective Pro Rata Share in proportion to respective amounts described in this clause third payable to them;

(iv)        fourth, to the payment of that portion of the Obligations constituting unpaid principal in respect of the Loans to the Lenders in accordance with their respective Pro Rata Share (in accordance with the respective outstanding principal amounts thereof); and

(v)         fifth, to the payment of any other outstanding Obligations.

(b)          Commitment Survival. For the avoidance of doubt, any prepayments of Loans pursuant to Sections 2.10 or 2.11 shall not permanently reduce or terminate the Commitments of the Lenders to make Loans hereunder.

32

2.14	General Provisions Regarding Payments.

(a)          Except as otherwise provided herein, all payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, set-off or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due by wire transfer to an account designated by Administrative Agent from time to time that is maintained by Administrative Agent or its Affiliates for the account of the Lenders or Administrative Agent. For purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b)          All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued, uncapitalized interest, if applicable, and the Make-Whole Amount (to the extent applicable) on any principal amount being repaid or prepaid, and all such payments shall be applied in accordance with Sections 2.13(a)(i) through 2.13(a)(vi).

(c)          Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest made hereunder, together with all other amounts due thereto (including such Lender’s Pro Rata Share of the Make-Whole Amount, if applicable), including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)          Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

(e)          Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt written notice to the Borrower and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made at the Default Rate from the date such amount was due and payable until the date such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day).

33

(f)           If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied, subject to Section 10.7, in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender), and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the grantor of the Collateral or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.15        Ratable Sharing. Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of fees and any other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by the Borrower with respect to that participation as fully as if that holder were a direct creditor of Borrower in the amount of such participation. The provisions of this Section 2.15 shall not be construed to apply to (a) any payment made by any Borrower pursuant to and in accordance with the express terms of any Loan Document or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.16	Increased Costs; Capital Adequacy.

(a)          Compensation for Increased Costs and Taxes. In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender to any additional Taxes (other than (1) any Taxes imposed on or measured by net income of such Lender or that are franchise Taxes or branch profits Taxes, (2) Indemnified Taxes or (3) Taxes described in clauses (a) through (d) of the definition of Excluded Taxes) with respect to this Agreement or any of the other Loan Documents or any of its Obligations hereunder or thereunder or any payments to such Lender of principal, interest, fees or other amount payable hereunder; (ii) imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or (iii) imposes on such Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing is to increase the cost to such Lender of making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount); then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

34

(b)          Capital Adequacy and Liquidity Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error be final and conclusive and binding upon all parties hereto) that (i) any Change in Law regarding capital adequacy or liquidity, or (ii) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company for such reduction. Such Lender shall deliver to the Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c)          Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

35

2.17	Taxes; Withholding, Etc.

(a)          Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder and under the other Loan Documents shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender or the Agent, as applicable, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Evidence of Exemption From U.S. Withholding Tax. Any Lender that is entitled to an exemption from or reduction of U.S. withholding Tax with respect to payments made under this Agreement or under the other Loan Documents shall deliver to Borrower and Administrative Agent prior to funding or otherwise acquiring an interest in any Loan, and at the time or times thereafter upon reasonable request of Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding, including Internal Revenue Service Forms W-8 or W-9 and customary certificates (each, a “U.S. Tax Compliance Certificate”) to establish an exemption under the “portfolio interest exemption” substantially in the form of Exhibit F-1, F-2, F-3, or F-4, as applicable. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than the applicable Internal Revenue Service Form W-8 or W-9 or U.S. Tax Compliance Certificate) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.17 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and Administrative Agent in writing of its legal inability to do so.

(c)          FATCA. If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (c), “FATCA” shall include any amendments made to FATCA after the date hereof.

36

(d)          Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 2.17(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)          Indemnification by Borrowers. Without duplication of any amounts paid pursuant to Section 2.17(a), the Borrowers shall indemnify Administrative Agent and any Lender, within 10 calendar days after demand therefor, for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) paid or payable by Administrative Agent or Lender or any of their respective Affiliates, as applicable, or required to be withheld or deducted from a payment to Administrative Agent or Lender or any of their respective Affiliates, as applicable, (in each case, excluding penalties and interest attributable solely to the gross negligence or willful misconduct of the applicable recipient) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower (with a copy to Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of any Lender, shall be conclusive absent manifest error.

(f)          [Reserved].

(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

37

(h)          Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(i)           Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

(j)           Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.18       Obligation to Mitigate. Each Lender agrees that, if such Lender requests payment under Section 2.16 or 2.17, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, fund or maintain its Credit Extensions, through another office of such Lender if, as a result thereof, the additional amounts payable to such Lender pursuant to Section 2.16 or 2.17, as the case may be, in the future would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.18 unless the Borrowers agree to pay all reasonable and documented incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such incremental expenses payable by the Borrowers pursuant to this Section 2.18 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrowers (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.19       Security and Priority. The Payment in Full of all Obligations, will be secured as provided in the Collateral Documents. Each Secured Party, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents as the same may be in effect or may be amended from time to time in accordance with their respective terms. Each of the Borrowers consents and agrees to be bound by the terms of the Collateral Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. Each of the Borrowers will take any and all actions required by the Collateral Documents to create and maintain, as security for the Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties. For the avoidance of doubt, the Collateral shall not include any Excluded Assets or other assets excluded under Section 2.2 of the Pledge and Security Agreement.

38

(a)          The Administrative Agent (at the direction of the Lenders) shall be entitled to challenge the amount, validity and perfection of any Lien or security interest filed against any Borrower that relates to the Collateral that purports to be senior to any Lien thereon.

SECTION 3. CONDITIONS PRECEDENT

3.1          Conditions to the Closing Date. The occurrence of the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions:

(a)          Loan Documents. Administrative Agent and the Initial Lender shall have each received copies of each Loan Document, in each case executed and delivered by the Borrower and each other Person party thereto and in form and substance satisfactory to the Initial Lender and Administrative Agent.

(b)          Organizational Documents; Incumbency. Administrative Agent shall have received from each Borrower: (i)  copies of its Organizational Documents and, to the extent applicable, certified as of a recent date by the appropriate Governmental Authority of the state of its incorporation or organization, and certified by an Authorized Officer of such Borrower to be true and correct as of the Closing Date; (ii)  incumbency certificates of the Authorized Officers of such Borrower who execute the Loan Documents to which the Borrowers are a party; (iii) resolutions of the Board of Directors (or similar governing body) of each Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an Authorized Officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Borrower’s jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business (except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect), each dated a recent date prior to the Closing Date.

(c)          Organizational Structure. The organizational structure and capital structure of the Borrower and its Subsidiaries shall be as set forth on Schedule 3.1(c).

(d)          Opinions of Counsel to Borrowers. The Agents and the Initial Lender shall have received executed copies of the favorable written and customary opinions of counsel for Borrowers as to authority, authorization, execution and delivery of the Loan Documents, no conflicts with respect to Organizational Documents and applicable law, pledge and perfection of Liens on the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, and other customary matters, in each case, dated as of the Closing Date and in form and substance reasonably satisfactory to the Agents and the Initial Lender.

(e)          Expenses. The Borrower shall have paid all costs and expenses payable pursuant to Section 10.2 or otherwise required to be paid or reimbursed to Agents and the Initial Lender, including all reasonable and documented out-of-pocket fees of legal counsel, financial advisors and other professionals to the Agents and the Initial Lender.

39

(f)          Collateral. Collateral Agent and the Initial Lender shall have received, in each case, in form and substance satisfactory to Collateral Agent and the Initial Lender, (i) executed copies of any Deposit Account Control Agreements reasonably requested by the Initial Lender and (ii) each other Collateral Document required for perfection of the Liens on the Collateral reasonably requested by the Initial Lender.

(g)          Perfected Liens. The Collateral Agent shall, for the benefit of the Secured Parties, have valid, perfected and enforceable liens on, and security interests in, the Collateral;

(h)          [Reserved].

(i)           Closing Date Certificate. Administrative Agent and the Initial Lender shall have received a certificate executed by an Authorized Officer of each Borrower dated the Closing Date, in the form attached hereto as Exhibit E certifying that each condition under Section 3.1 has been satisfied as of the date thereof.

(j)           No Litigation. There shall not exist any action, suit, investigation, litigation, proceeding, hearing or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, individually or in the aggregate, could be reasonably likely to result in a Material Adverse Effect.

(k)          [Reserved].

(l)           Representations and Warranties. The representations and warranties of the Borrowers contained in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation and warranty that is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, in all respects) as of the Closing Date (or as of such earlier date if the representation or warranty specifically relates to an earlier date).

(m)         Searches. Administrative Agent shall have received Uniform Commercial Code and litigation searches from each Borrower.

(n)          Insurance. The Administrative Agent shall have received certificates of insurance evidencing all Insurance Policies of the Borrowers and their Subsidiaries.

(o)          AML; KYC. Administrative Agent and the Initial Lender shall have received at least three (3) business days prior to the Closing Date information regarding the Borrower with respect to “know your customer” laws and policies and AML Laws, including the Patriot Act, beneficial ownership and other similar information, as each shall reasonably request.

3.2	Conditions to Each Credit Extension.

(a)          Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i)          Funding Notice. At least five (5) Business Days prior to such Credit Date (or such later date as the Administrative Agent and the Lenders funding Loans on such Credit Date may agree), Administrative Agent shall have received a duly executed Funding Notice, in accordance with Section 2.1(c)(ii).

40

(ii)         Representations and Warranties. The representations and warranties made by the Borrowers herein and in the other Loan Documents shall be true and correct in all material respects on and as of such Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, representations and warranties that already are qualified or modified by materiality in the text thereof shall be true and correct in all respects.

(iii)        No Default. As of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

(iv)        Closing Date. The satisfaction of the conditions set forth in Section 3.1.

(v)         Payment of Fees. The Borrower shall have paid all costs and expenses due and payable for which invoices have been presented pursuant to Section 10.2 or otherwise required by the Loan Documents to be paid or reimbursed to the Agents and the Lenders, including all reasonable and documented out-of-pocket fees of legal counsel to the Agents and the Lenders.

(vi)        Termination Date. The Termination Date shall not have occurred.

(vii)       No Material Adverse Effect. Since the Closing Date, there shall not have occurred or there shall not exist any event, condition, circumstance or contingency that, individually or in the aggregate, has had or could reasonably be excepted to have a Material Adverse Effect.

(b)          Each request for a borrowing of a Loan by any Borrower hereunder shall constitute a representation and warranty by such Borrower as of the applicable Credit Date that the applicable conditions contained in Section 3 have been satisfied.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to the Administrative Agent, on behalf of itself and on behalf of its Subsidiaries, as applicable, the Collateral Agent, the Initial Lenders on the Closing Date and to the Lenders upon each Credit Date thereafter that:

4.1          Organization; Requisite Power and Authority; Qualification. Each Borrower (a) is duly incorporated or organized, validly existing and in good standing under the laws of incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby; and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except for failures to be so qualified or authorized which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

41

4.2          Power; Authorization; Enforceable Obligations. Each Borrower has the power and authority to execute, deliver and perform under the Loan Documents to which it is a party and to obtain or guarantee (as applicable) extensions of credit hereunder or thereunder. Each Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions or guarantees (as applicable) of credit on the terms and conditions set forth under the Loan Documents to which it is a party. Each Loan Document to which any Borrower is a party on the Closing Date has been duly executed and delivered on behalf of such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms.

4.3          No Conflict; Governmental Consents, etc. The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not: (a) violate any (i) provision of any law or any governmental rule or regulation applicable to such Borrower, (ii) provision of the Organizational Documents of the applicable Borrower, or (iii) order, judgment or decree of any court or other agency of government binding on the applicable Borrower, except with respect to any violation in clause (i) and (iii) to the extent that such violation could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect; (b) conflict with, result in a breach of or constitute a default under (i) any Contractual Obligation (other than Contractual Obligations arising in connection with the Material Property Agreements) of the applicable Borrower or any Subsidiary Owner, except where the direct or indirect consequences of such breach or default, if any, would not reasonably be expected to result in a Material Adverse Effect or (ii) any Material Property Agreement; (c) require any approval of stockholders, members or partners of the applicable Borrower, except for such approvals which have been obtained on or before the Closing Date, (d) require any approval or consent of any Person under any Contractual Obligation of the applicable Borrower or any Subsidiary Owner, except for such approvals or consents that will be obtained on or before the Closing Date; or (e) require any registration with, consent or approval of, or notice, or other action, to, with or by any Governmental Authority.

4.4          Adverse Proceedings, etc. Other than any matter set forth in Schedule 4.4, there are no Adverse Proceedings pending or, to the knowledge of any Borrower, threatened in writing against any Borrower, the Subsidiary Owners or any of their respective properties or revenues that, in each case, could reasonably be expected to (i) render invalid or void the Loan Documents or the transactions contemplated thereby, (ii) have a Material Adverse Effect or (iii) result in a breach by Borrower or any Subsidiary Owner of any obligations under any Material Property Agreement.

4.5          Payment of Taxes. Each Borrower, and each Subsidiary of Borrower, has: (a) timely filed, or caused to be timely filed, all income and other material tax returns that are required to be filed (taking into account all proper extensions) by it and (b) timely paid, or caused to be paid, all income and other material Taxes required to be paid to any Governmental Authority, except (a) for any Taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which such Borrower has provided reserves for on its books in conformity with GAAP or (b) to the extent that the failure to make the payment could not reasonably be expected to result in a Material Adverse Effect.

42

4.6            Properties.

(a)            Title. Each of the Borrowers and the Subsidiary Owners have, in each applicable case, (i) good record and marketable title to (in the case of fee interests in real property) and (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), all material properties and assets owned by or leased to the Borrowers and/or the Subsidiary Owners (as applicable), subject only to Liens permitted by Section 6.2.

(b)            Intellectual Property. (i) Each of the Borrowers, to the knowledge of such Borrower, owns, or has a valid and enforceable right, whether express or implied, to use, all Intellectual Property material to the conduct of their respective businesses as currently conducted; (ii) no material Adverse Proceeding is pending or has been asserted (or, to the knowledge of any Borrower, threatened in writing), nor does any Borrower know of any valid basis for any such Adverse Proceeding, by any Person (1) challenging the right of a Borrower to use any Intellectual Property owned by or licensed to such Borrower, (2) challenging the validity of any Intellectual Property owned or purported to be owned by a Borrower or (3) claiming infringement, misappropriation or any other violation by a Borrower of any right in Intellectual Property of any Person, and (iii) to the knowledge of the Borrowers, the operation of the business of each Borrower during the past five years has not infringed, misappropriated or otherwise violated, and does not infringe, misappropriate or otherwise violate, any rights in Intellectual Property of any Person.

4.7            Environmental Matters. Except for any matters set forth in Schedule 4.7 or that could not reasonably be expected to have a Material Adverse Effect:

(a)            all uses and operations on the Real Estate Assets, as applicable, by or on behalf of the Borrowers and each Subsidiary of Borrower, as applicable, comply and have complied in the preceding five (5) year period with all applicable Environmental Laws and Environmental Permits, including the possession of any Environmental Permits required to operate such Real Estate Assets, as applicable;

(b)            there are no outstanding or pending or, to the knowledge of the Borrower, threatened Environmental Claims;

(c)            there have not been any Releases or presence of, or exposure to any Hazardous Substance (i) from, on, under or at any Real Estate Asset or (ii) to the knowledge of the Borrowers, migrating toward any Real Estate Asset, that are reasonably likely to form the basis of any Environmental Claim against Borrowers or any Subsidiary of the Borrowers (or for which Borrowers or any Subsidiary of the Borrowers are liable) or a requirement for Remediation by Borrowers or any Subsidiary of the Borrowers pursuant to Environmental Law;

(d)            no Liens are presently recorded pursuant to any Environmental Law with respect to any Real Estate Asset and, to the Borrower’s knowledge, no Governmental Authority has taken, is taking, or has threatened to take any action to subject the Real Estate Assets of any Borrower or any Hotel Property to Liens under any Environmental Law;

(e)            there are no planned or anticipated material changes to the uses or operations of any Real Estate Asset by the Borrowers or any Subsidiary of the Borrowers or of which either Borrower is otherwise aware that are reasonably likely to give rise to material liabilities or additional obligations pursuant to Environmental Law; and

(f)            there have been no material environmental investigations, studies, audits, reviews or other analyses conducted by, or that are in the possession of, any Borrower or any Subsidiary Owner in relation to the Real Estate Assets that have not been made available to the Lenders.

4.8          No Defaults. Except as set forth in Schedule 4.8, neither the Borrowers nor any Subsidiary Owner is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, nor, to any Borrower’s knowledge, is any counterparty to such Contractual Obligation in default, except for those defaults for which the applicable Borrower(s) and/or the applicable Subsidiary Owner(s), as the case may be, has received written waivers or forbearances from the applicable counterparty (with respect to any Material Property Agreement) and otherwise where such default or defaults, if any, would not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default (which has not been waived) has occurred and is continuing.

4.9          Governmental Regulation. No Borrower is subject to regulation under the Investment Company Act of 1940. No Borrower is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company,” as such terms are defined in the Investment Company Act of 1940. No Borrower nor Subsidiary Owner is subject to any decree, order, judgment or other constraint restricting its use or disposition of its assets, or its operations, except such constraints as are imposed by the Subsidiary Loan Documents.

4.10        Federal Reserve Regulations; Exchange Act.

(a)            No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b)            No portion of the Loan Proceeds has or will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause such Loan or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

4.11        Employee Matters.

Except for any matters set forth in Schedule 4.11 or that could not reasonably be expected to have a Material Adverse Effect,

(a)            The Borrowers and Subsidiary Owners are not engaged in any unfair labor practice, and there is: (i) no unfair labor practice complaint pending against any Borrower or any Subsidiary Owner, or to the best knowledge of the Borrowers, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Borrower or any Subsidiary Owner, or, to the best knowledge of the Borrowers, threatened against any of them and (ii) no strike or concerted work stoppage in existence or threatened involving any Borrower or Subsidiary Owner.

(b)            (i) hours worked by and payments made to employees of any Borrower and any Subsidiary Owner have not been in violation of the Fair Labor Standards Act or any other applicable requirement of law dealing with such matters; (ii) all payments due from the Borrowers and the Subsidiary Owners on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the corresponding Borrower or Subsidiary Owner and (iii) no Borrower nor any Subsidiary Owner is party to a collective bargaining agreement, no union representation question exists with respect to the employees of any Borrower or any Subsidiary Owner and, to the knowledge of the Borrowers, no union organization activity is taking place.

(c)            No Borrower or Subsidiary Owner has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar federal or state law that remains unpaid or unsatisfied.

4.12        ERISA.

Except for any matters set forth in Schedule 4.12 or that could not reasonably be expected to have a Material Adverse Effect:

(a)            Each Borrower represents as follows: (i) each Borrower and each of their respective ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Internal Revenue Code relating to Plans and the regulations and published interpretations thereunder, and have performed all their obligations under each Plan; (ii) each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Plan is so qualified and, to the knowledge of the Borrowers, nothing has occurred subsequent to the issuance of such determination letter that would cause such Plan to lose its qualified status; (iii)  no ERISA Event has occurred during the five-year period (or, if shorter, for the period during which the Plan in question has been in existence) prior to the date on which this representation is made or deemed made and, as the date on which this representation is made or deemed to be made, no ERISA Event is reasonably expected to occur; and (iv) except (A) to the extent required under Section 4980B of the Internal Revenue Code or similar state laws or (B) benefits provided through the end of the month of termination or retirement, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Borrower or any of its ERISA Affiliates.

(b)            Neither any Borrower nor any ERISA Affiliate sponsors, maintains or has any obligation to contribute to: (i) a Multiemployer Plan or (ii) a Pension Plan.

4.13        Plan Assets; Prohibited Transactions. No Borrower nor any Subsidiary Owner is an entity deemed to hold “plan assets” within the meaning of Section 3(42) of ERISA. The execution and delivery of this Agreement and any other Loan Document will not give rise to any transaction that is subject to the prohibitions of Section 406 of ERISA or Sections 4975(c)(1)(A)-(D) of the Internal Revenue Code that could subject Administrative Agent or any Lender, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

4.14        Compliance with Statutes, Etc. Each Borrower and each Subsidiary Owner is in compliance with in all material respects with all applicable Legal Requirements, except in such instances in which (a) such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.15        Disclosure. No representation or warranty of any Borrower contained in any Loan Document or in any other documents, certificates or written statement furnished to the Administrative Agent or any Lender by or on behalf of a Borrower for use in connection with any Loan Document or the transactions contemplated hereby contains any material misstatement of fact or omits to state a material fact necessary in order to make the statements contained herein or therein taken as a whole not materially misleading in light of the circumstances in which the same were made. There are no facts known (or that should upon the reasonable exercise of diligence be known) by any Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with any Loan Document or the transactions contemplated hereby.

4.16        Sanctions; Anticorruption Laws; AML Laws; Etc.

(a)            Neither the Borrowers, any of their Subsidiaries, nor any of the directors, officers or senior management of the Borrowers or their Subsidiaries, nor, to the knowledge of the Borrowers, any affiliates, agents, employees or representatives acting for or on behalf of the Borrowers or their Subsidiaries is (i) a Sanctioned Person or (ii) organized, based or resident in a Sanctioned Country. No Borrower or Subsidiary shall directly or indirectly request an extension of credit under or use the proceeds of the offering of the Facility, or lend, contribute or otherwise make available such proceeds (i) to or for the benefit of any joint venture partner or other person or entity, for the purpose of financing the activities or business of, other transactions with or investments in, any individual or entity that is a Sanctioned Person or that is located, organized or resident in a Sanctioned Country or (ii) in a manner that would cause a violation of, or constitute sanctionable conduct under, applicable Sanctions, including any such a violation by any party to this agreement. The Borrowers will comply in all material respects with Sanctions.

(b)            Neither the Borrowers, any of their respective Subsidiaries, any of their directors, officers or employees, nor, to the knowledge of the Borrowers, any affiliates, agents or representatives acting for or on behalf of the Borrowers or their Subsidiaries has violated or will violate the U.S. Foreign Corrupt Practices Act, as amended, the U.K. Bribery Act, any laws intended to implement the OECD Convention on Combating Bribery of Foreign Public Officials or has made or will make a material violation of any other Anticorruption Laws or the AML Laws.

(c)            Each Borrower has established and currently maintains and will maintain policies, procedures and controls that are reasonably designed (and otherwise comply with applicable law) to promote compliance by each Borrower and their Subsidiaries with the Anticorruption Laws, Sanctions and the AML Laws.

4.17        Use of Proceeds. The proceeds of the Loans extended under the Facility shall be exclusively used as set forth under Section 2.3.

4.18        Security Interest. The Collateral Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, enforceable and properly perfected security interest in all right, title and interest of the Borrowers in the Collateral and proceeds thereof, as and to the extent contemplated by the Collateral Documents.

4.19        U.S. Person. For U.S. federal income tax purposes, as of the date hereof, the Borrower is either (i) a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code) that is not a disregarded entity or (ii) is a disregarded entity and is owned, directly or indirectly through one or more disregarded entities, by a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code).

4.20        [Reserved].

4.21        Termination Date. Upon the occurrence of the Termination Date (whether by acceleration or otherwise), the Lenders shall, subject to Section 8, be entitled to immediate payment of the Borrower’s Obligations, and to enforcement of the remedies provided for under the Loan Documents in accordance with the terms thereof.

4.22        No Insolvency Proceeding. No Borrower is engaged as a debtor party in any Insolvency Proceeding nor contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property or the assets and property of its subsidiaries. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it or any of its Subsidiaries.

4.23        [Reserved].

4.24        Real Estate. As of the Closing Date, Schedule 4.24 contains a true, accurate and complete list of all Real Estate Assets owned or leased by the Borrowers and the Subsidiary Owners and the nature of the interest therein; provided that nothing herein shall prejudice any Borrower’s right to reject or assume and assign its interest in any lease, sublease, or assignment of leases.

4.25        Material Property Agreements; Subsidiary Indebtedness. Each Material Property Agreement is in full force and effect, and no Subsidiary Owner is in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any Material Property Agreement other than those defaults for which the Borrowers and/or the applicable Subsidiary Owner(s) have received satisfactory forbearances or waivers). Neither Borrower nor any Subsidiary of Borrower is an obligor under any Indebtedness other than (a) the Obligations under the Loan Documents, (b) the Subsidiary Owner Indebtedness and (c) the Indebtedness of the Subsidiary Owners with respect to the ordinary course operation of their respective Hotel Properties and which is permitted under the applicable Subsidiary Loan Agreements.

4.26        REIT Status. Assuming HIT is beneficially owned by 100 or more persons within the meaning of section 856(a)(5) of the Internal Revenue Code and is not closely held within the meaning of section 856(a)(6) of the of the Internal Revenue Code, HIT is organized and operated in a manner that allows it to qualify for REIT Status.

4.27        Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, all of the Insurance Policies are in full force and effect and neither the Borrower nor any of its Subsidiaries is in default, whether as to payment of premium or otherwise, under the terms of any such Insurance Policy nor, except as would not be materially adverse to the Borrower and its Subsidiaries, taken as a whole, has the Borrower or any of its Subsidiaries failed to give any notice or present any material claim under any such insurance in a due and timely fashion or received written notice of any intent of an insurer to either claim any default on the part of the Borrower or any of its Subsidiaries or not to renew any policy of insurance on its expiry or to increase any deductible or cost.

Notwithstanding anything herein to the contrary, the representations and warranties contained in Sections 4.3, 4.4, 4.6, 4.7(a), 4.8, 4.22 and 4.25 shall not apply to the GA Tech Owner or the GA Tech Property to the extent that (i) the GA Tech Owner has received satisfactory forbearances and/or waivers from the lenders and administrative agents under the applicable Subsidiary Loan Agreement such that violations under such Sections do not result in a default under such Subsidiary Loan Agreement or (ii) the GA Tech Property is no longer collateral under any Subsidiary Loan Agreement and no default or event of default is otherwise continuing under the related Subsidiary Loan Agreement.

SECTION 5. AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that until Payment in Full of all Obligations, it shall perform, and shall cause each of its Subsidiaries to perform, all applicable covenants in this Section 5.

5.1           Financial Statements and Other Reports. Unless otherwise provided below, the Borrower will deliver to Administrative Agent and Lenders:

(a)            Notice of Event of Default; Material Adverse Effect. Promptly and in any event within two (2) Business Days after any officer of any Borrower obtains knowledge thereof, notice (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to such Borrower with respect thereto, (ii) that any Borrower or any Subsidiary Owner has received a notice of default under any Material Property Agreement or (iii) of the occurrence of any event, circumstance or change that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, which notice shall be accompanied by a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change and the nature of such claimed Event of Default, Default, event, circumstance or condition, and what action the Borrowers have taken, is taking and proposes to take with respect thereto;

(b)            Notice of Insolvency Proceeding. Promptly and in any event within one (1) Business Day after any officer, director or senior management employee of a Borrower obtains knowledge thereof, written notice of the commencement of any Insolvency Proceeding by any Borrower or any Subsidiary Owner;

(c)            Notice of Litigation. Promptly and in any event within three (3) Business Days after any officer of any Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by the Borrowers to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), (1) would reasonably be expected to result in liability of any Borrower or any one or more Subsidiary Owner in excess of US$500,000, which amount would not be covered by insurance, (2) in which material injunctive or similar relieve is sought or (3) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or is otherwise related to any Loan Document, written notice thereof together with such other information as may be reasonably available to the Borrowers to enable Lenders and their counsel to evaluate such matters;

(d)            ERISA and Employment Matters. (i) As soon as possible and in any event within five (5) Business Days after any officer, director or senior management employee of a Borrower obtains knowledge of the occurrence of any ERISA Event, written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (ii) promptly and in any event within ten (10) calendar days after the same is available to any Borrower, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to each Pension Plan; and (iii) promptly and in any event within ten (10) calendar days after any Borrower sends notice of a mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Borrower;

(e)            [Reserved].

(f)            [Reserved].

(g)            Notice of Change in Board of Directors. With reasonable promptness and in any event within three (3) calendar days after such change, written notice of any change in the Board of Directors of the Borrower;

(h)            Insurance Report. If any material diminution in coverage has occurred or is expected to occur to the insurance maintained by the Borrowers as required by Section 5.5, then as soon as practicable, one or more certificates from the Borrowers’ insurance broker(s), in each case in form and substance reasonably satisfactory to the Lenders, outlining all insurance coverage maintained pursuant to Section 5.5 as of the date of such report by the Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by the Borrower and its Subsidiaries pursuant to Section 5.5;

(i)            Information Regarding Change in Collateral. The Borrower will furnish to Collateral Agent and the Lenders prior written notice of any change (1) in any Borrower’s corporate name, (2) in any Borrower’s identity or corporate structure, (3) in any Borrower’s jurisdiction of organization or formation or (4) in any Borrower’s Federal Taxpayer Identification Number or state organizational identification number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents;

(j)            Defaults Under Contractual Obligations and Subsidiary Owner Indebtedness. Promptly and in any event within three Business Days after any officer of any Borrower obtaining knowledge (i) of any (x) default by any Borrower or any Subsidiary of any Borrower in the payment of any Subsidiary Owner Indebtedness occurring after the Closing Date, (y) any condition or event that constitutes a default or an event of default under any Contractual Obligation occurring after the Closing Date that, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or (z) any condition or event that constitutes a default or an event of default under any Material Property Agreement or (ii) that written notice has been given to any Borrower asserting that any such condition or event has occurred, notice from an Authorized Officer of such Borrower specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and what action such Borrower has taken, is taking and proposes to take with respect thereto;

(k)            Compliance with Laws. Promptly and in any event within five (5) calendar days after any officer of any Borrower obtaining knowledge of a material violation of any applicable law, rule, regulation or order of any Governmental Authority (including all Environmental Laws), notice from an Authorized Officer of such Borrower specifying the nature of such violation and what action such Borrower or the applicable Subsidiary Owner has taken, is taking and proposes to take with respect thereto;

(l)            [Reserved].

(m)            Other Information. (i) Promptly and in any event within three (3) calendar days of their becoming available, copies of all press releases and other written statements made available by any Borrower to the public concerning material developments in the business of the Borrowers or their Subsidiaries, (ii) concurrently with any delivery of financial statements and related information by any Borrower or any Subsidiary to any creditor (including with respect to the Existing Indebtedness) that is not otherwise required to be delivered hereunder, copies of such financial statements and related information, (iii) no later than five (5) Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed material amendment, supplement, waiver or other modification with respect to the documentation for the Existing Indebtedness, and (iv) promptly after any request, such other information and data with respect to any Borrower or any Subsidiary Owner as from time to time may be reasonably requested by Administrative Agent or any Lender.

(n)            Subsidiary-Level Reporting. Promptly and in any event within five (5) calendar days of their becoming available, copies of all notices (other than non-substantive, administrative, and non-material notices), financial information and other related financial and operational reporting applicable to the Subsidiary Owners and the Hotel Properties (A) provided by any Borrower or any Subsidiary Owner to any lender, servicer or administrative agent under any Subsidiary Loan Agreement after the date hereof, (B) provided by any Borrower or any Subsidiary Owner to any franchisor, hotel manager, property manager or lessor under any other Material Property Agreement after the date hereof or (C) received by any Borrower or Subsidiary Owner from any lender, servicer, administrative agent, franchisor, hotel manager, property manager or lessor under any Material Property Agreement after the date hereof.

(o)            Other Reporting. Borrower shall provide to Lender all reports and other information that would normally be provided or presented to the Board of Directors of HIT in the normal course of business, together with such other reports and information as may be requested by Agent.

5.2           Existence. Except as otherwise permitted under Section 6.7, each Borrower will, and will cause each Subsidiary Owner to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits necessary to carry out its business and for continuation of its trade or business.

5.3           Payment of Taxes and Claims. Each Borrower will, and will cause each Subsidiary Owner to, pay, discharge or otherwise satisfy all income and other material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; except, that no such Tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor or (b) the failure to make the payment could not reasonably be expected to result in a Material Adverse Effect.

5.4           Maintenance of Properties. Each Borrower will, and will cause each Subsidiary Owner to, maintain or cause to be maintained in good repair, working order and condition, if applicable, ordinary wear and tear excepted, all material properties necessary in the business of the Borrower, including all Hotel Properties.

5.5           Insurance. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Borrower reasonably believes is adequate and customary for its business which are commercially available at customary rates (the “Insurance Policies”), including insurance covering all Real Estate Assets and personal Property owned or leased by the Borrower and the Borrower’s Subsidiaries against theft, damage, destruction, flood and other natural catastrophes as applicable, acts of vandalism, liability insurance and such other risks that may be required by Legal Requirements or Contractual Obligations (including, without limitation, the Subsidiary Loan Agreements), with such deductibles as are customary for companies in the same or similar business.

5.6           Books and Records; Inspections. Each Borrower will keep, and will cause its Subsidiaries to keep, proper books of record and accounts in conformity with GAAP. Each Borrower will permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Borrower to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

5.7            Lender Meetings. The Borrowers will and will cause the Chief Financial Officer and other relevant members of management, upon the reasonable request of any Lender or any of its advisors to participate in a meeting with the Administrative Agent and the Lenders to be held at such location as may be agreed to by the Borrowers and the Lenders or via conference call, at such time as may be agreed to by the Borrowers and the Lenders, to discuss the transactions contemplated under the Loan Documents, the financial and operational performance of the Borrower, the Subsidiary Owners and the Hotel Properties and such other related matters as may be reasonably requested with reasonable advance notice by the Requisite Lenders.

5.8            Compliance with Laws; Sanctions and Contractual Obligations. Each Borrower shall, and shall cause each Subsidiary Owner to, comply in all material respects, and shall use (or cause to be used) commercially reasonable efforts to cause all other Persons, if any, on or occupying any Real Estate Asset to comply in all material respects, with (a) the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) (it being understood, in the case of any laws, rules, regulations and orders specifically referred to in any other provision of this Agreement, the Borrowers shall also be required to represent and/or comply with, as applicable, the express terms of such provision); and (b)  the provisions of all Contractual Obligations. With respect to Sanctions, Anticorruption Laws and AML Laws, each Borrower shall comply with the covenants set forth in Section 4.16. In addition, no Borrowers, any of their Subsidiaries, nor any director or officer of any Borrower or their Subsidiaries shall be a Sanctioned Person or organized, based or resident in a Sanctioned Country.

5.9            Environmental.

(a)            Environmental Disclosure. The Borrowers will deliver to Administrative Agent and Lenders:

(i)            as soon as practicable following receipt thereof, copies of all material environmental written notices, audits, investigations, studies, reviews, analyses and reports of any kind or character, whether prepared by personnel of the Borrowers or by independent consultants, Governmental Authorities or any other Persons, with respect to any Environmental Claims, Hazardous Substances Activity, Remediation, or actual or alleged violations or noncompliance with of Environmental Laws at or affecting any Real Estate Asset, any of which would reasonably be expected to result in a Material Adverse Effect;

(ii)            promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any Remediation required to be undertaken by the Borrowers or any other Person in response to (x) any Hazardous Substances Activities the existence of which has a reasonable likelihood to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, (y) any Environmental Claims that, individually or in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect, and (z) the Borrowers’ actual knowledge of any occurrence or condition on any real property adjoining or in the vicinity of any Real Estate Asset that would reasonably be expected to cause such Real Estate Asset or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any applicable Environmental Laws;

(iii)            as soon as practicable following the sending or receipt thereof by any Borrower, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable likelihood of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority and (3) any written request for information from any Governmental Authority that evidences that such Governmental Authority is investigating whether any Borrower may be potentially responsible for any Hazardous Substances Activity;

(iv)           prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by any Borrower that would reasonably be expected to (x) expose a Borrower or Subsidiary Owner to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (y) affect the ability of any Borrower or Subsidiary Owner to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for its respective operations; and (2) any proposed action to be taken by any Borrower or Subsidiary Owner materially to modify current operations in a manner that would reasonably be expected to subject a Borrower or Subsidiary Owner to any additional material obligations or requirements under any Environmental Laws; and

(v)            with reasonable promptness, such other material documents and information as from time to time reasonably may be requested by Administrative Agent or any Lender in relation to any matters disclosed pursuant to this Section 5.9(a).

(b)            Hazardous Substances Activities, Etc. Each Borrower shall, and shall cause each Subsidiary Owner promptly to, take such commercially reasonable actions required under applicable Environmental Laws to (i) cure any violation of, or non-compliance with, applicable Environmental Laws by it that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Borrower or Subsidiary Owner and discharge any obligations it may have to any Person thereunder, in each case where failure to respond or to discharge any obligations could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10        Plan Assets. The Borrowers shall not take any action, or omit to take any action, which would cause the assets of the Borrowers to become “plan assets” within the meaning of Section 3(42) of ERISA at any time.

5.11        Further Assurances. At any time or from time to time upon the reasonable request of Administrative Agent, each Borrower will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent, Collateral Agent or any Lender may reasonably request in order to perfect, establish Control, ensure the priorities, rights and remedies or renew the rights of Collateral Agent for the benefit of Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other Property hereafter acquired by any Borrower that may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Borrower shall take such actions as any Agent or any Lender may reasonably request from time to time to ensure that the Obligations are secured by the Collateral.

5.12        Non-Consolidation. Each Borrower shall: (a)  maintain entity records and books of account separate from those of any other entity that is an Affiliate of such entity; (b) not commingle its funds or assets with those of any other entity that is an Affiliate of such entity; and (c) provide that its Board of Directors will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities. Borrower shall cause each Subsidiary Owner to comply with all single-purpose entity or special-purpose entity requirements under each of the applicable Subsidiary Loan Agreements.

5.13        Cash Management. Each Borrower shall: (a) maintain cash management systems acceptable to the Lenders and in accordance with the Collateral Documents, and (b) agrees to promptly execute and deliver to Administrative Agent and Collateral Agent a Deposit Account Control Agreement or Securities Account Control Agreement, as applicable, with respect to any Security Account or Deposit Account to the extent required under the Pledge and Security Agreement.

5.14        Intellectual Property. With respect to any Contractual Obligation under which a Borrower or any Subsidiary Owner receives a license or other rights (including by means of a covenant not to sue, release or non-assertion agreement) with respect to any Intellectual Property, each Borrower shall, and shall cause each Subsidiary Owner to, as applicable, (a)  renew or to not terminate, cancel, surrender or release its rights under any such Contractual Obligation, or amend any such Contractual Obligation or related arrangements to limit the scope of the right of such Borrower or Subsidiary Owner to use the Intellectual Property subject to such Contractual Obligation, either with respect to product, territory, term or otherwise, or to not increase the amounts to be paid by such Borrower or Subsidiary Owner thereunder or in connection therewith, without the prior written consent of Collateral Agent (in consultation with the Requisite Lenders); and (b) give Collateral Agent and the Lenders prompt written notice of any material breach of any obligation, or any default, by the third party that is the licensor or by such Borrower or Subsidiary Owner that is the licensee or any other party under such Contractual Obligation, and deliver to Collateral Agent (promptly upon the receipt thereof by such Borrower or Subsidiary Owner in the case of a notice to such person and concurrently with the sending thereof in the case of a notice from person) a copy of each notice of default and any other notice received or delivered by such Borrower or Subsidiary Owner in connection with any such Contractual Obligation.

5.15        [Reserved].

5.16        [Reserved].

5.17        Use of Proceeds. The proceeds of each Loan shall be used by the Borrowers during the term of the Loan exclusively as provided in Section 2.3.

5.18        [Reserved].

5.19        [Reserved].

5.20        Post-Closing Matters. The Borrowers shall execute and deliver the documents and complete the tasks set forth on Schedule 5.20, in each case within the time limits specified therein. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that, at all times prior to the applicable time limits specified on such Schedule 5.20, all conditions precedent and representations contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.20 within the time periods required thereon, rather than as elsewhere provided in the Loan Documents).

5.21        REIT Status. The Borrowers shall at all times continue to be organized and operated in a manner that will allow HIT to qualify for REIT Status.

5.22        Material Property Agreements. The Borrowers shall cause each Subsidiary Owner to (i) comply in all material respects with all covenants and obligations of the Subsidiary Owners under the applicable Material Property Agreements, in each case, as in effect as of the Closing Date, and (ii) cause all Material Property Agreements to be maintained in full force and effect, unless otherwise consented to in advance in writing by the Requisite Lenders. Notwithstanding the foregoing, this Section 5.22 shall not apply to the GA Tech Owner or the GA Tech Property to the extent that (i) the GA Tech Owner has received satisfactory forbearances and/or waivers from the lenders and administrative agents under the applicable Subsidiary Loan Agreement such that violations under this Section do not result in a default under such Subsidiary Loan Agreement or (ii) the GA Tech Property is no longer collateral under any Subsidiary Loan Agreement and no default or event of default is otherwise continuing under the related Subsidiary Loan Agreement.

SECTION 6. NEGATIVE COVENANTS

Each Borrower covenants and agrees that until Payment in Full of all Obligations, such Borrower shall perform, and shall cause its Subsidiaries to perform, all covenants in this Section 6.

6.1           Indebtedness. Each Borrower shall not, and shall cause its Subsidiaries to not, directly or indirectly, create, incur, assume or guaranty or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (including with respect to or under any Hedge Agreement), except:

(a)            the Obligations;

(b)            [Reserved];

(c)            Indebtedness of the Borrowers existing on the Closing Date described in Schedule 6.1(c) (“Existing Indebtedness”), but not any extensions, renewals or replacements of such Indebtedness except as otherwise approved by the Board of Directors of HIT;

(d)            Indebtedness of the Subsidiary Owners existing on the Closing Date, including the Subsidiary Loan Agreements (the “Subsidiary Owner Indebtedness”), but not any extensions (other than the exercise of extension options existing under Subsidiary Loan Agreements as in effect on the date hereof), renewals or refinancings of such Indebtedness except as otherwise approved by the Board of Directors of HIT;

(e)            Indebtedness related to the matters described in Sections 6.5(b), 6.5(c) and 6.5(d) as and to the extent so characterized;

(f)             Hedge Agreements entered into prior to the date hereof (or in connection with any extension of any Subsidiary Loan Agreement or in connection with any replacement of the London Interbank Offered Rate with a replacement or fallback rate, in each case as expressly contemplated by the Subsidiary Loan Documents as in effect as of the date hereof);

(g)            trade payables not represented by a note, customarily paid by Borrower within ninety (90) days of incurrence and in fact not more than ninety (90) days outstanding, that are incurred in the ordinary course of Borrower’s business, in amounts reasonable and customary for such business and not exceeding 4.0% of the outstanding principal amount of the Loans in the aggregate;

(h)            Indebtedness consisting of the financing of insurance premiums incurred in the ordinary course of business;

(i)             Indebtedness of the Subsidiary Owners in respect of any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(j)             Indebtedness of the Subsidiary Owners with respect to performance bonds, surety bonds, appeal bonds, customs bonds, worker’s compensation claims and similar obligations, required in the ordinary course of business or in connection with the enforcement of rights or claims of such party or in connection with judgments that do not result in a Default or an Event of Default (including guarantees or obligations of the Subsidiary Owners with respect to letters of credit supporting such performance, appeal, customs or surety bonds or workers’ compensation claims);

(k)            Indebtedness of the Subsidiary Owners existing on the Closing Date representing deferred payment of franchise fees, amendment fees and/or consent fees payable under the Material Property Agreements;

(l)            the incurrence by any Subsidiary Owner of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, incurred in connection with the disposition of any assets, so long as the principal amount does not exceed the Net Asset Sale Proceeds actually received by such Subsidiary Owner in connection with such disposition, solely to the extent such disposition is permitted hereunder; and

(m)            the incurrence by Borrower or its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five (5) Business Days.

Notwithstanding anything in this Section 6.1 to the contrary, the incurrence of Indebtedness described in the foregoing clauses (a) through (g) shall not be permitted hereunder if the same shall constitute a default under the Subsidiary Loan Agreements (as in effect on the date hereof).

6.2           Liens. Each Borrower shall not, and shall cause its Subsidiaries to not, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Property, any Equity Interests in any Borrower or any Subsidiary of Borrower, any Hotel Property or any other asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or any Subsidiary of Borrower, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or any income, profits, or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such Property, Hotel Property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:

(a)            Liens in favor of Collateral Agent for the benefit of the Secured Parties granted pursuant to any Loan Document;

(b)            [Reserved];

(c)            Liens granted in favor of the lenders and administrative agents under the Subsidiary Loan Agreements;

(d)            Liens existing on the Closing Date described in Schedule 6.2; provided, that (i) the property covered thereby is not changed, (ii) the principal amount secured or benefited thereby incurred prior to the Closing Date is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(e)            Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(f)             statutory Liens of landlords, of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business, provided, that such Liens are not in imminent danger of foreclosure and would not otherwise reasonably be expected to have a Material Adverse Effect;

(g)            pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, or Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or imposed by ERISA;

(h)            easements, rights-of-way, restrictions, encroachments, covenants, additions, restrictions, encroachments and other similar matters, in each case that do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrowers and its Subsidiaries taken as a whole;

(i)            customary rights of set-off, banker’s liens and other similar Liens arising by operation of law or by the terms of documents of banks or other financial institutions in relation to the ordinary maintenance and administration of Deposit Accounts or Securities Accounts, provided, that such Liens are not in imminent danger of foreclosure and would not otherwise reasonably be expected to have a Material Adverse Effect;

(j)            non-exclusive licenses, whether written, oral or implied, in effect as of the Closing Date to such Borrower’s Intellectual Property used or required by other Borrowers or Borrowers’ Subsidiaries in their respective businesses as conducted or contemplated to be conducted, including such licenses as memorialized in writing after the Closing Date;

(k)            Liens securing judgments to the extent and so long as such judgments do not individually or in the aggregate constitute an Event of Default under Section 8.1(e), so long as such Liens are adequately bonded and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(l)            licenses, sublicenses, leases or subleases granted by any Subsidiary Owner to other Persons not materially interfering with the conduct of the business of any Subsidiary Owner and any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by this Agreement and the Subsidiary Loan Agreements to which any Subsidiary Owner is a party;

(m)            with respect to any Subsidiary Owner and its Property, Liens securing the performance of bids, tenders, leases, contracts and purchases from vendors and suppliers in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), to the extent permitted under the applicable Subsidiary Loan Agreement(s);

(n)            Liens on pledges or deposits in the ordinary course securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit and bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries, to the extent permitted under this Agreement and under the applicable Subsidiary Loan Agreement(s); and

(o)            Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings permitted under Section 6.1(h).

For the avoidance of doubt, and notwithstanding anything to the contrary herein or in any other Loan Document, no Borrower shall, and each Borrower shall cause each of its Subsidiaries to not, grant or permit to occur any Lien on any Equity Interests in any Borrower or any Subsidiary of Borrower, other than those Liens existing as of the Closing Date in respect of liens granted to lenders under the Subsidiary Loan Agreements.

6.3           Restricted Payments. Other than as otherwise approved by the Board of Directors of HIT, no Borrower shall, and Borrower shall cause its Subsidiaries to not, through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment, except:

(a)            each Subsidiary may make Restricted Payments to any Borrower;

(b)            each of HITOP and each Subsidiary of HITOP may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(c)            HITOP and each other Subsidiary may make Restricted Payments (directly or indirectly) to its parents and/or to HIT and HITOP, solely in the amount required for such entity to, if applicable, pay amounts equal to the fees and expenses (including franchise or similar taxes, fees and payments) required to maintain the corporate existence of any direct or indirect parent of such entity; provided that, for the avoidance of doubt, no ordinary course fees, expenses, salaries, bonuses, benefits and indemnities or general administrative, corporate operating, overhead and other customary and ordinary course fees and expenses not directly attributable to the Borrower and its Subsidiaries may be paid under this clause (c);

(d)            as permitted in Section 6.5(f);

(e)            the Borrower and each Subsidiary shall be permitted to make the minimum amount of Restricted Payments required to be made in order to maintain HIT’s status as a real estate investment trust under Section 856 of the Code, meet the real estate investment trust distribution requirements set forth in Section 857(a) of the Code, and avoid the incurrence of entity level taxes under Sections 857(b)(1) or 4981 of the Code; and

(f)            as required under the CVR Agreement.

6.4           [Reserved].

6.5           Investments. Other than as otherwise approved by the Board of Directors of HIT, each Borrower shall not, and shall cause its Subsidiary Owners to not, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a)            Investments in Cash and Cash Equivalents;

(b)            Investments owned as of the Closing Date by (i) any Borrower in any other Borrower, (ii) any Borrower in any Subsidiary of a Borrower or (iii) any Subsidiary of Borrower in another Subsidiary of Borrower;

(c)            Investments (i) constituting deposits, prepayments and other credits to suppliers, and/or (ii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, made in the ordinary course of business and consistent with the past practices of the Borrowers and, in the case of clause (ii), to the extent necessary to maintain the ordinary course of supplies;

(d)            intercompany loans to non-debtor Subsidiaries of any Borrower, to the extent approved by the Requisite Lenders and subject to documentation satisfactory to the Initial Lender in its sole discretion;

(e)            Investments by (i) any Borrower in any Subsidiary of a Borrower or (ii) any Subsidiary of Borrower in another Subsidiary of Borrower, in each case in the ordinary course of business;

(f)            Distributions of Cash from Subsidiaries of HIT to HIT and/or HITOP (or to any joint venture partner under the operating agreements of BSE/AH Blacksburg Hotel, L.L.C., BSE/AH Blacksburg Hotel Operator, L.L.C. and TCA Block 7 Hotel, L.L.C., to the extent required thereunder);

(g)            Investments held by any Borrower as of the Closing Date; and

(h)            Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of any Borrower or any of its Subsidiaries.

Notwithstanding anything in this Section 6.5 to the contrary, in no event shall any Borrower make any Investment that results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.3.

6.6            Material Property Agreements. Other than any amendments to, or terminations and replacements of, the Hilton Franchise Agreements, which amendments and replacements shall be in substantially the form of Exhibit H and other than any termination or cancellation of any Material Property Agreement in connection with the Excluded Hotel Sales, each Borrower shall not, and shall cause its Subsidiary Owners to not, amend, modify, terminate or waive, in each case, any material rights or obligations under, any Material Property Agreement, without the prior written consent of the Requisite Lenders or as otherwise approved by the Board of Directors of HIT.

6.7            Fundamental Changes; Disposition of Assets. Each Borrower shall not, and shall cause its Subsidiaries to not, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever (including, without limitation, the granting of any interest in the direct or indirect equity of the Borrowers, any Subsidiary Owners, or any other Subsidiary of Borrower), whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased (as lessee) or licensed (as licensee), or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures, in each case in the ordinary course of business) the business, a substantial portion of the property or assets of, or any portion of the Capital Stock or other evidence of beneficial ownership of, any Person, any division or line of business or any other business unit of any Person, except:

(a)            a disposition of a Hotel Property pursuant to an Excluded Hotel Sale or as otherwise approved by the Board of Directors of HIT;

(b)            disposals of surplus, obsolete or worn out property in the ordinary course of business;

(c)            Investments made in accordance with Section 6.5 and Restricted Payments made in accordance with Section 6.3;

(d)            Liens may be granted to the extent permitted by Section 6.2;

(e)            any involuntary loss, damage or destruction of property and the disposition of the assets so damaged or destroyed shall be permitted, provided that such loss, damage or destruction is not caused by the gross negligence or permissive waste of any Borrower, Subsidiary Owner or any Affiliate thereof;

(f)            any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property shall be permitted;

(g)            the lapse, abandonment or cancellation of registered patents, trademarks and other Intellectual Property of any Borrower that (x) is not material to the intellectual property portfolio of the Borrower and its Subsidiaries, taken as a whole and (y) in the reasonable business judgment of the Borrower, is no longer economically desirable to maintain in the conduct of its business; and

(h)            the liquidation, winding-up or dissolution of any Subsidiary Owner in the ordinary course of business if such Subsidiary Owner no longer owns any Real Estate Assets.

6.8          Borrower and Subsidiary Bankruptcies. Each Borrower shall not, and shall cause its Subsidiaries to not, file any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to the Bankruptcy Code or any similar federal or state law (or the filing of any involuntary petition if Borrower or any of its Affiliates colluded with, solicited, caused to be solicited or joined other creditors in such filing).

6.9           Sales and Lease-Backs. Following the Closing Date, each Borrower shall not, and shall cause its Subsidiaries to not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that such Borrower or Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person, or (b) intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Borrower or Subsidiary Owner to any Person in connection with such lease.

6.10        Transactions with Shareholders and Affiliates. No Borrower shall, and shall cause its Subsidiaries to not, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of any Borrower or any of its Subsidiaries (or any Affiliate of such holder) or with any Affiliate of any such Borrower or holder; provided, however, that the Borrowers may enter into or permit to exist any such transaction if both (a) the Lenders have  consented thereto in writing prior to the consummation thereof and (b) the terms of such transaction are not less favorable to the Borrower, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, further, that the foregoing restrictions shall not apply to the following:

(a)            Investments existing on the Closing Date described in Schedule 6.10;

(b)            Restricted Payments paid to the extent expressly permitted under Section 6.3;

(c)            Investments expressly permitted by Section 6.5;

(d)            Investments or other transactions entered into between a Borrower and Initial Lender;

(e)            customary fees, indemnities and reimbursements paid to directors of the Borrowers and its Subsidiaries; and

(f)            the Borrower entering into, and making payments under, employment agreements, severance arrangements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Subsidiaries in the ordinary course of business.

6.11        Conduct of Business. From and after the Closing Date, each Borrower shall not, and shall cause its Subsidiaries to not, engage in (a) any business other than the businesses engaged in by such Borrower or Subsidiary on the Closing Date or (b) any business or activities that conflict with the requirements of Section 4.16.

6.12        Payment and Prepayment of Indebtedness. From and after the Closing Date, no Borrower shall make any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Indebtedness, except as approved by the Board of Directors of HIT and as otherwise provided hereunder.

6.13        Fiscal Year; Accounting Policies. Each Borrower shall not, and shall cause its Subsidiaries to not, change its Fiscal Year end from December 31 or make any change in its accounting policies that is not required under GAAP.

6.14        Deposit Accounts and Securities Accounts. No Borrower shall deposit funds in a Deposit Account that is not a Controlled Account or deposit, acquire, or otherwise carry any security entitlement or commodity contract in a Securities Account that is not a Controlled Account, provided that nothing herein shall prohibit any Borrower from maintaining or using any Deposit Account that is not a Controlled Account in accordance with the Pledge and Security Agreement.

6.15        Amendments to Organizational Agreements. Each Borrower shall not, and shall cause its Subsidiaries to not, amend or permit any amendments to any Borrower’s or such Subsidiary’s Organizational Documents, in each case, if the effect of such amendment would be adverse in any material respect to the the rights of the Lenders under the Loan Documents, without the prior written consent of the Requisite Lenders.

6.16        Other Claims. No Borrower shall incur, create, assume, suffer to exist or permit any other Lien which is pari passu with or senior to the claims of the Agents and the Lenders against the Borrowers hereunder.

6.17        Equity Issuances. Other than as otherwise approved by the Board of Directors of HIT, each Borrower shall not, and shall cause its Subsidiaries to not, issue any Capital Stock.

6.18        ERISA. No Borrower nor any of its ERISA Affiliates shall, nor shall it permit any of its Subsidiaries to take any action or omit to take any action which would cause the transaction contemplated hereby to constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by any Agent or Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under such provisions.

6.19        Alterations and Expansions. Other than as approved by the Board of Directors of HIT or in connection with a casualty or in response to an unforeseen or emergency situation or as required by a Material Property Agreement, the Borrowers shall not, and shall not permit any Subsidiary Owner to, perform, undertake or contract to perform any Material Alteration without the prior written consent of the Requisite Lenders, which may be granted or withheld in such Lenders’ sole discretion. If the Requisite Lenders’ consent is requested hereunder with respect to a Material Alteration, the Lenders may retain a construction consultant to review such request and, if such request is granted, the Lenders may retain a construction consultant to inspect the work from time to time. The Borrowers shall, on demand by the Lenders, reimburse the Lenders for the reasonable fees and disbursements of such consultant.

6.20        Zoning and Uses. Other than in connection with any Excluded Hotel Sales, no Borrower shall, and shall cause each Subsidiary Owner to not, do or permit any of the following without the prior written consent of the Requisite Lenders:

(a)            initiate or support any limiting change in the permitted uses of any Hotel Property (or, to the extent applicable, zoning reclassification of any Hotel Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to any Hotel Property, or use or permit the use of any Hotel Property in a manner that would result in the use of such Hotel Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Contractual Obligation or applicable law (and if under applicable zoning ordinances the use of all or any portion of any Hotel Property is a nonconforming use, the Borrowers shall not cause or permit such nonconforming use to be discontinued or abandoned);

(b)            impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon any Hotel Property, not already in effect, in any manner that would be reasonably likely to have a Material Adverse Effect;

(c)            execute or file any subdivision plat affecting Hotel Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising any Hotel Property; or

(d)            permit or consent to any Hotel Property being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

6.21       Waste. No Borrower shall, and shall cause each Subsidiary Owner to not, or permit any material physical waste of any Hotel Property, nor take any actions that might invalidate any insurance carried on any Hotel Property (and the Borrowers shall promptly correct any such actions of which the Borrowers become aware).

6.22       Intellectual Property. Other than as permitted by Section 6.7(g), no Borrower shall do any act or omit to do any act that may result in the lapse, abandonment, cancellation, dedication to the public, forfeiture or other impairment of, any of its Intellectual Property.

6.23       Capital Expenditures. Except as permitted by this Section 6.23 or as otherwise approved by the Board of Directors of HIT, no Borrower shall make any capital expenditures (including expenditures for maintenance, repair or improvement of any Real Estate Asset or other existing properties and assets). Borrower shall cause its Subsidiaries to not make any capital expenditures (including expenditures for maintenance, repair or improvement of any Hotel Property or other existing properties and assets) other than capital expenditures (i) required and necessary for the usual and customary maintenance and safety of such Hotel Property, (ii) required to be made under a Material Property Agreement or (iii) as approved by the Requisite Lenders in their sole discretion.

6.24       Change of Control. No Prohibited Change of Control shall occur.

6.25       REIT Status. Except as caused by the Initial Lender or an Affiliate thereof as a result of direct or indirect transfers of Equity Interests in the Borrowers, HIT shall maintain its REIT Status at all times, and the Borrowers shall not, and shall not permit to be done, anything that would be reasonably likely to prevent HIT (or any parent thereof, as applicable) to qualify for REIT Status.

SECTION 7. JOINT AND SEVERAL LIABILITY

The representations, covenants, warranties and obligations of each Borrower hereunder shall be joint and several.

64

SECTION 8. EVENTS OF DEFAULT

8.1         Events of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an “Event of Default” hereunder (and any Event of Default that has occurred shall continue unless and until waived by the Administrative Agent and the Requisite Lenders in writing in their sole discretion):

(a)             Failure to Make Payments When Due. The failure by any Borrower to pay when due (i) the principal of and premium, if any, on any Loan whether at the Scheduled Maturity Date or, when due, any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) any interest on any Loan when due; or (iii) any fees or any other amounts due hereunder and such Default pursuant to this clause (iii) shall continue unremedied for three (3) or more Business Days;

(b)            Default Under Subsidiary Loan Agreements. Other than any defaults under Subsidiary Loan Agreements with respect to which the applicable Subsidiary Owner has received forbearances and/or waivers from the lenders and administrative agents thereunder as of the date hereof, the (i) failure of any Borrower or Subsidiary Owner to pay when due any principal of, interest on or any other amount, including any payment in settlement, in respect of the Subsidiary Owner Indebtedness, in each case, beyond the grace period, if any, provided therefor or (ii) breach or default by any Borrower or Subsidiary Owner with respect to any other term of any Subsidiary Loan Agreement or any other agreement, note, mortgage, pledge or indenture relating to the Subsidiary Owner Indebtedness, in each case, beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Subsidiary Owner Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Subsidiary Owner Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or other redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be;

(c)             Breach of Certain Covenants. Other than with respect to Section 8.1(a), any Borrower defaults in the observance or performance of any covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of ten (10) calendar days after the earlier of (x) written notice thereof to the Borrower from the Administrative Agent or any Lender or (y) any such Person’s knowledge thereof; provided, that no such grace period shall apply with respect to defaults in the performance of the following obligations and covenants: (i) Section 2.3 (Use of Proceeds), (ii) Section 5.8 (Compliance with Laws; Sanctions and Contractual Obligations), (iii) Sections 5.1(a), 5.1(c), 5.1(e), 5.1(f), and 5.1(k) (Financial Statements and Other Reports) (iv) Section 5.13 (Cash Management), and (v) any negative covenant under Section 6;

(d)            Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Borrower in any Loan Document or in any statement or certificate at any time given by any Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made;

65

(e)            Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process arising after the Closing Date and involving, individually or in the aggregate at any time, an amount in excess of US$500,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Borrower or any Subsidiary Owner or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) calendar days (or in any event later than five calendar days prior to the date of any proposed sale thereunder); provided, that it shall not be a Default hereunder if any of the events described in this Section 8.1(e) shall occur with respect to (i) the GA Tech Owner or the GA Tech Property (but not, for avoidance of doubt, any Borrower in connection therewith) unless any such money judgment, writ or warrant of attachment or similar process, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) the California Wage/Hour Dispute;

(f)             Employee Benefit Plans. There shall occur one or more ERISA Events that individually or in the aggregate results in or reasonably could be expected to result in a Material Adverse Effect;

(g)            Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof: (i)  this Agreement or any Collateral Document ceases to be in full force and effect, legal, valid and binding (other than by reason of a release of Collateral in accordance with the terms hereof or thereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control or (ii)  (A) any Loan Document shall cease to be, or shall be asserted in writing by any Borrower or their Affiliate not to be, valid or enforceable or (B)  any Borrower or Affiliate shall contest or deny in writing any further liability of a Borrower, including with respect to future advances by Lenders, under any Loan Document;

(h)            Environmental Matters. (i) Any Environmental Claim against or liability of any Borrower or any Subsidiary Owner under Environmental Laws shall arise that would reasonably be expected to have a Material Adverse Effect or (ii) any claim against or liability of any Borrower or Subsidiary Owner shall arise that would reasonably be expected to have a Material Adverse Effect on the rights and interests of the Lenders under the Loan Documents, in each case of the foregoing clauses (i) and (ii), in connection with the uses and operations on or of the Real Estate Assets by or on behalf of the Borrowers or any Subsidiary of Borrower, as applicable, based on a failure to comply with any applicable Environmental Laws and Environmental Permits or (iii) any Borrower obtaining knowledge of any material environmental investigations, studies, audits, reviews or other analyses conducted by, or that are in the possession of, any Borrower in relation to the Real Estate Assets that have not previously been made available or disclosed to the Lenders and the subsequent failure thereby to promptly notify or deliver same to the Lenders, any of which would reasonably be expected to result in a Material Adverse Effect;

(i)             Modification of Material Property Agreements. Any Borrower amends or modifies, or waives any material rights or obligations (or causes or permits any Subsidiary to amend, modify or waive any material rights or obligations) under, any Material Property Agreement, in each case, except with the prior written consent of the Requisite Lenders;

66

(j)             Termination, Default Under Material Property Agreements. If there occurs (1) any termination or cancellation of any Material Property Agreement without the prior written consent of the Requisite Lenders (other than any amendments or terminations and replacements of the Hilton Franchise Agreements, which amendments and replacements shall be substantially in the form of Exhibit H); or (2) any default by a Borrower or any Subsidiary Owner (or any Affiliate thereof) under any Material Property Agreement (other than defaults under the Subsidiary Loan Agreements described in Section 8.1(b) above, and in each case, as in effect on the Closing Date) (except with the prior written consent of the Requisite Lenders); provided, that it shall not be a Default hereunder if any of the events described in clauses (1) or (2) of this sentence shall occur with respect to the GA Tech Owner or the GA Tech Property, to the extent that the GA Tech Owner has received satisfactory forbearances and/or waivers from the lenders and administrative agents under the applicable Subsidiary Loan Agreement such that the occurrence of such events do not result in a default under such Subsidiary Loan Agreement; provided further, that it shall not be a Default hereunder if any of the events described in clauses (1) or (2) of this sentence occur with respect to hotel management agreements or franchise agreements (including any so-called “manchise” agreements) (x) in connection with the Excluded Hotel Sales or (y) that are not voluntary or consensual and that individually or in the aggregate, impact Hotel Properties having trailing twelve month Hotel EBITDA not exceeding 5% of Hotel EBITDA for all Hotel Properties, measured in each case by reference to Hotel EBITDA for the calendar year ended December 31, 2019;

(k)            Acceleration of Liens. (1) There occurs any acceleration of any obligation that is secured by a Lien on (or an assessment constituting a Lien on, as applicable) any Hotel Property or on the direct or indirect equity interests in any Subsidiary Owner or (2) the commencement of foreclosure proceedings against any Hotel Property or the direct or indirect equity interests in any Subsidiary Owner (or the giving of a deed-in-lieu or other transfer in lieu thereof);

(l)              REIT Status. If at any time HIT fails to maintain and to qualify for REIT Status, unless such failure is caused or directed by the Initial Lender;

(m)           [Reserved]; or

(n)            California Wage/Hour Case. If after the Closing Date, Borrower or any Subsidiary of Borrower enters into, or becomes liable, directly or indirectly (by law, contract, indemnification, or otherwise) under, any settlement agreement, with respect to the California Wage/Hour Dispute without the prior written consent of the Requisite Lenders.

8.2         Remedies. Upon the occurrence of an Event of Default, Borrower’s right to access and to use the Loan Proceeds and any cash Collateral for any purpose shall automatically terminate, and the Administrative Agent, on behalf of and at the direction of the Requisite Lenders, shall exercise all rights and remedies provided for under this Agreement and any other Loan Document and may declare (a) the termination, reduction or restriction of any further Commitment to the extent any such Commitment remain unfunded, (b) all Obligations to be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by the Borrowers, and (c) the termination of the Loan Documents as to any future liability or obligation of the Administrative Agent, the Collateral Agent or any Lender, but without affecting any of the Liens on the Collateral or the Obligations of any Borrower; provided that, with respect to the enforcement of the Liens on the Collateral or exercise of any other rights or remedies with respect to the Collateral (including rights to set-off or to apply any amounts in any bank accounts that are a part of the Collateral), the Collateral Agent shall provide at least five (5) Business Days’ prior written notice thereof to the Borrowers; provided, further, that no notice shall be required for any exercise of rights or remedies (x) to block or limit withdrawals from any bank accounts that are part of the Collateral (including by sending any control activation notices to depositary banks pursuant to any Deposit Account Control Agreement or Securities Account Control Agreement) and (y) in the event the Obligations under the Facility have not been Paid in Full in Cash on the Termination Date. Each Borrower hereby grants to the Collateral Agent, effective upon an Event of Default, an irrevocable, non-exclusive, worldwide, fully assignable and sublicenseable, license, under all applicable Intellectual Property rights, to commercialize and exploit any Intellectual Property that is part of the Collateral, for the purpose of enabling the Collateral Agent to exercise all rights and remedies provided for it herein and in the other Loan Documents.

67

SECTION 9. AGENTS

9.1         Appointment of Agents. Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC is hereby appointed Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and each Lender hereby irrevocably authorizes Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC, in such capacity, to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of the Agents and Lenders and no Borrower shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower or any of its Subsidiaries. Each Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2         Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations are permitted to be incurred and subordinated in right of payment to the Obligations hereunder and/or are permitted to be secured by Liens on all or a portion of the Collateral, each Lender authorizes Administrative Agent and Collateral Agent, as applicable, to enter into intercreditor agreements, subordination agreements and amendments to the Collateral Documents to reflect such arrangements on terms that are acceptable to Administrative Agent and Collateral Agent, in their respective sole discretion, as applicable. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

68

9.3          General Immunity.

(a)            No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Borrower to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Borrower or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of any Borrower or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b)            Exculpatory Provisions. No Agent nor any of its officers, partners, Directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent (i) under or in connection with any of the Loan Documents, or (ii) with the consent or at the request of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), in each case except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability, is contrary to any Loan Document or applicable law or may be in violation of the automatic stay under any Debtor Relief Law. Without prejudice to the generality of the foregoing, (1) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers), accountants, experts and other professional advisors selected by it; and (2) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

69

(c)            Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.5 shall apply to any the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.5 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Borrowers and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Borrower, Lender or any other Person and no Borrower, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d)            Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Borrower or a Lender. In the event that Administrative Agent shall receive such a notice, Administrative Agent will endeavor to give notice thereof to the Lenders; provided that failure to give such notice shall not result in any liability on the part of Administrative Agent.

9.4         Lenders’ Representations, Warranties and Acknowledgment.

(a)            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

70

(b)            Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders as of such date.

9.5         Indemnity.

(a)            The Borrowers shall indemnify the Agents (and any sub-agent thereof and its Related Parties) (each such person being called an “Agent Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket fees and expenses (including for each Indemnitee the reasonable documented out-of-pocket fees, charges and disbursements of one firm as general outside counsel (and any one local counsel in each relevant jurisdiction) for all Agent Indemnitees and excluding taxes other than any taxes that represent losses, claims, damages, etc., arising from any non-tax claim), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any subsidiary thereof arising out of, in connection with, or as a result of (a) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, the administration and enforcement of the Loan Documents; (b) any Loan or the use or proposed use of the proceeds therefrom and (c) any actual or prospective claim, litigation, investigation or proceeding relating to or arising out of any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are found in a final, non-appealable judgment by a court of competent jurisdiction to (x) have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for material breach of such Indemnitee’s obligations under the Loan Documents or (ii) result from a dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an Administrative Agent or arranger or any similar role under the Loan Documents or any claims arising out of any act or omission of the Borrower or any of its Affiliates).

(b)            To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required to be paid by them to any Agent (or any such sub-agent or its Related Party), each Lender severally agrees to pay to such Agent (or any such sub-agent or its Related Party) such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed fee, expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed fee, expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent or its Related Party).

71

9.6         Successor Administrative Agent and Collateral Agent.

(a)            Administrative Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to Lenders and the Borrower. Administrative Agent shall have the right to appoint a financial institution to act as successor Administrative Agent hereunder in such notice, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earliest of (i) thirty (30) calendar days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the resigning Administrative Agent, then the Requisite Lenders shall have the right, upon five Business Days’ notice to the Borrower, to appoint a successor Administrative Agent and Collateral Agent. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent automatically upon the effectiveness of such resignation; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders under any of the Loan Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall be made by or to the successor Administrative Agent. Except as provided above, any resignation of Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC or its successor as Administrative Agent pursuant to this Section 9.6 shall also constitute the resignation of Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC or its successor as Collateral Agent. After any resigning Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.6 shall, automatically upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

72

(b)            In addition to the foregoing, Collateral Agent may resign at any time by giving prior written notice thereof to Lenders. Collateral Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Requisite Lenders and Collateral Agent’s resignation shall become effective on the earliest of (i) 30 calendar days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by the Borrower and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Collateral Agent has not already been appointed by the resigning Administrative Agent, then Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Collateral Agent for the benefit of the Lenders under any of the Loan Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Collateral Documents, and the resigning or removed Collateral Agent under this Agreement shall promptly (1) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents and (2) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any resigning or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was Collateral Agent hereunder.

(c)            Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC without the prior written consent of, or prior written notice to, the Borrower or the Lenders; provided that the Borrower and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to the Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Loan Documents.

(d)            Notwithstanding anything contained herein to the contrary, in the event Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC resigns or is replaced as Administrative Agent or Collateral Agent, each of the provisions contained herein for the benefit and protection of any Agent, including but not limited to, indemnification, exculpation, releases and waivers shall continue and remain in full force and effect in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or retiring Collateral Agent was acting as Administrative Agent or Collateral Agent, respectively.

73

9.7         Collateral Documents.

(a)            Agents under Collateral Documents. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to, in connection with a sale or Disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other Disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of Collateral.

(b)            Right to Realize on Collateral. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder and under any of the other Loan Documents may be exercised solely by Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii), or otherwise of the Bankruptcy Code), Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or disposition and Collateral Agent, as agent for and representative of Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c)            Release of Collateral, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been Paid in Full, upon request of the Borrower, Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release its security interest in all Collateral.

(d)            No Duty. Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

74

(e)          Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a Secured Party with possession or control has priority over the security interest of another Secured Party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the other Secured Parties, except as otherwise expressly provided in this Agreement. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. Each Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

SECTION 10. MISCELLANEOUS

10.1       Notices.

(a)          Notices Generally.     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Borrower, Collateral Agent or Administrative Agent shall be sent to such Person’s mailing address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the mailing address as indicated on Appendix B or otherwise indicated to Administrative Agent and the Borrower in writing. Each notice hereunder shall be in writing and may be personally served or sent by facsimile (excluding any notices to any Agent in its capacity as such) or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed; provided, no notice to any Agent in its capacity as such shall be effective until received by such Agent; provided, further, any such notice or other communication shall, at the request of Administrative Agent, be provided to any sub-agent appointed pursuant to Section 9.3(b) as designated by Administrative Agent from time to time.

(b)          Electronic Communications.

(i)            Notices and other communications to any Agent, Lenders, and any Borrower hereunder may be delivered or furnished by other electronic communication (including e-mail and Internet or intranet websites, including Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform (the “Platform”)) pursuant to procedures approved by Administrative Agent in its sole discretion; provided that, notwithstanding the foregoing, in no event will notices by electronic communication be effective to any Agent or any Lender pursuant to Section 2 if any such Person has notified Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Any Agent may, in its sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. In the case of any notices by electronic communication permitted in accordance with this Agreement, unless Administrative Agent otherwise prescribes, (1) any notices and other communications permitted to be sent to an e-mail address shall be delivered during normal business hours and deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment, but excluding any automatic reply to such e-mail), except that, if such notice or other communication is not sent prior to noon, local time at the location of the recipient, then such notice or communication shall be deemed not to have been received until the opening of business on the next Business Day for the recipient, at the earliest, and (2) notices or communications permitted to be posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (1) of notification that such notice or communication is available and clearly identifying an accessible website address therefor.

75

(ii)           Each Borrower understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)          The Platform and any Approved Electronic Communications are provided “as is” and “as available.” None of the Agents or any of their Related Parties (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to any of the Borrowers, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or Administrative Agent’s transmission of communications through the Platform. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.

(iv)          Each Borrower, each Lender and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v)          All uses of the Platform shall be governed by and subject to, in addition to this Section 10.1, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(c)            Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

76

(d)            Representative Borrower. The Borrowers hereby appoint HIT (in such capacity, the “Representative Borrower”) to serve as agent on behalf of all Borrowers to receive any notices required to be delivered to any or all Borrowers hereunder or under the other Loan Documents and to be the sole party authorized to deliver notices on behalf of the Borrowers hereunder and under each of the other Loan Documents. Any notice delivered to the Representative Borrower shall be deemed to have been delivered to all Borrowers, and any notice received from the Representative Borrower shall be deemed to have been received from all Borrowers.

10.2       Expenses. The Borrowers agree, severally and jointly, promptly to pay or reimburse the Agents and the Lenders and each of their respective Affiliates for their respective reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’, financial advisors’ and other professionals’ fees and expenses incurred in connection with (a) the preparation, negotiation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith and in connection with any transaction contemplated thereby, (b) creating, perfecting, recording, maintaining, and preserving Liens under the Loan Documents, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees and title insurance premiums; (c) the on-going administration of the Loan Documents (including the preparation, negotiation and execution of any amendments, consents, waivers, assignments, restatements or supplements thereto); (d) the custody or preservation of any of the Collateral (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel); (e) [reserved], (f) the enforcement or preservation of any rights under the Loan Documents, (g) after the occurrence of a Default or an Event of Default, enforcing or preparing for enforcement of any Obligations of or in collecting or preparing to collect any payments due from any Borrower hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with any actual or prospective sale of, collection from, or other realization upon any of the Collateral) and (h) in connection with any structuring, planning, preparation, negotiation, or execution of any standstill, forbearance or work-out arrangements involving the Borrower or any actual or prospective refinancing, recapitalization or restructuring of the Borrower, whether or not pursuant to or in contemplation of any insolvency or bankruptcy cases or proceedings.

10.3       Indemnity and Related Reimbursement.

(a)            The Borrowers shall indemnify the Lenders and their Related Parties (each such person being called an “Lender Indemnitee”) against, and hold each Lender Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket fees and expenses (including the reasonable documented out-of-pocket fees, charges and disbursements of any counsel for any Lender Indemnitee and excluding taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim), incurred by any Lender Indemnitee or asserted against any Lender Indemnitee by any third party or by any Borrower or any Subsidiary thereof arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby and the enforcement of the Loan Documents; (ii) any Loan or the use or proposed use of the Loan Proceeds and (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Lender Indemnitee is a party thereto; provided that such indemnity shall not, as to any Lender Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are found in a final, non-appealable judgment by a court of competent jurisdiction to (x) have resulted from the bad faith, gross negligence or willful misconduct of such Lender Indemnitee or (y) result from a claim brought by any Borrower against a Lender Indemnitee for material breach of such Lender Indemnitee’s obligations under this Agreement or under any other Loan Document or (2) result from a dispute solely among the Lender Indemnitee.

77

(b)            In the event that an Indemnitee becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person relating to or arising out of any Indemnified Liabilities and whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees that on demand it will reimburse such Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

(c)            To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of any Related Matter. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnitee results from such Indemnitee’s willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(d)            Each Borrower also agrees that no Indemnitee will have any liability to any Borrower or any Person asserting claims on behalf of or in right of any Borrower or any other Person in connection with or as a result of this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, in each case, except in the case of any Borrower to the extent that any losses, claims, damages, liabilities or expenses incurred by such Borrower or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the bad faith, gross negligence or willful misconduct of such Lender, or Agent in performing its funding obligations under this Agreement; provided, however, that in no event will any such Lender or Agent have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s or Agent’s, or their respective Affiliates’, Directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to or arising from any Related Matter.

78

(e)            Each Borrower, for itself and on behalf of its Subsidiaries, successors and assigns (collectively, “Releasors” and, individually, a “Releasor”), hereby RELEASES, ACQUITS AND FOREVER DISCHARGES each of the Lenders, Agents, and any of their respective officers, directors, employees, agents, attorneys, representatives, Subsidiaries, Affiliates or shareholders (the “Releasees”) from any and all liabilities, claims, demands, actions or causes of action of every kind or nature (if any there be), whether absolute or contingent, due or to become due, disputed or undisputed, liquidated or unliquidated, at law or in equity, or known or unknown, that any Releasor now has, ever had or hereafter may have against the Releasees based on acts, transactions or circumstances that have occurred or been consummated on or before the date of the Closing Date and that arise out of or relate to (i) the Facility, the Loan Documents or any other extension of credit by the Lenders to the Borrowers and their Affiliates; (ii) the Collateral; (iii) any transaction, act or omission contemplated by or described in or concluded under any Loan Document; or (iv) any aspect of the dealings or relationships between or among the Releasors, on the one hand, and the Releasees on the other hand, under or in connection with any Loan Document or any transaction, act or omission contemplated by or described in or concluded under any Loan Document (collectively, the “Claims”). The provisions of this paragraph shall survive the termination of the Facility and any other Loan Document and Payment in Full of any Obligations thereunder. Each Borrower, for itself and on behalf of their successors, assigns and other legal representatives, hereby unconditionally and irrevocably agrees that such Releasor shall not sue any Releasee on the basis of any Claim released, remised and discharged pursuant to the foregoing provisions of this paragraph, and if any Releasor violates the foregoing covenant, such Releasor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and cost incurred by any Releasee as a result of such violation.

10.4       Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender, and its respective Affiliates is hereby authorized by each Borrower at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Borrower or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other obligations or Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Borrower against and on account of the Obligations of any Borrower to such Lender hereunder, and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such Obligations and liabilities, or any of them, may be contingent or unmatured. The rights of each Lender, and its respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may otherwise have.

79

10.5       Amendments and Waivers.

(a)          Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c) or as otherwise provided in this Agreement, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower therefrom, shall in any event be effective unless in writing signed by the Requisite Lenders and the Borrower and acknowledged by Administrative Agent; provided that Administrative Agent may, with the consent of the Borrower (and without any requirement for consent from any other Person), amend, modify, or supplement this Agreement or any other Loan Document to cure any obvious typographical error, incorrect cross-reference, defect in form, inconsistency, omission or ambiguity (in each case, as concluded by Administrative Agent in its sole discretion), so long as the Lenders and the Borrower have received at least five (5) Business Days’ prior written notice thereof and Administrative Agent has not received, within five (5) Business Days after delivery of such notice, a written notice from Requisite Lenders and the Borrower stating that the Requisite Lenders and the Borrower object to such amendment.

(b)          Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective with respect to any Loan Document if the effect thereof would:

(i)            increase or extend the expiration date of any Commitment hereunder without the written consent of such Lender;

(ii)            reduce the principal amount of, or premium, if any, of any Loan or reduce the interest rate thereon (other than a waiver of Default Rate);

(iii)          postpone or extend the maturity of the Facility or any Loan, or any date for the payment of interest, premium or fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment (other than a waiver of Default Rate);

(iv)          alter any provision relating to the pro rata sharing of payments or set-offs required thereby; or

(v)           except as expressly permitted under the Loan Documents (including in the context of a credit bid), release all or substantially all of the Collateral from the Liens created under the Collateral Documents.

(c)           Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Borrower therefrom, shall:

(i)            amend the definition of “Requisite Lenders” without the consent of each directly and adversely affected Lender; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the “Requisite Lenders” on substantially the same basis as the Loan Commitments and the Loans are included on the Closing Date; or

(ii)           amend, modify, terminate or waive any provision of Section 9 as the same directly applies to any Agent, or any other provision hereof as the same directly applies to the rights or obligations of any Agent, in each case in any manner adverse to such Agent without the consent of such Agent.

80

(d)            Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender, each Borrower, and each future Borrower.

(e)            Compensation for Amendments. Notwithstanding anything to the contrary in any Loan Document no Borrower may directly or indirectly pay or otherwise transfer any consideration, whether by way of interest, fee, or otherwise, to or for the benefit of any current or prospective Lender or any of its Affiliates (other than any customary fees paid to Administrative Agent or any of its Affiliates as consideration for arranging, structuring, or providing other services in connection therewith) for or as an inducement to any action or inaction by such Lender or any of its Affiliates, including any consent, waiver, approval, disapproval, or withholding of any of the foregoing in connection with any required or requested approval, amendment, waiver, consent, or other modification of or under any Loan Document or any provision thereof unless such consideration is first offered to all then existing Lenders in accordance with their respective Pro Rata Share and is paid to any such Lenders that act in accordance with such offer.

10.6       Successors and Assigns; Participations.

(a)            Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Borrower’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Borrower without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents, and Lenders, and any other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Register. The Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding unfunded Commitments and Loans (including principal and stated interest) listed therein for all purposes hereof, and no assignment or transfer of any such unfunded Commitment or Loan (including any Note) shall be effective, in each case, unless and until recorded in the Register following Administrative Agent’s acceptance of a fully executed Assignment Agreement, together with the forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(e). Each assignment shall be recorded in the Register promptly following acceptance by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent is listed in the Register as a Lender, shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding unfunded Commitments or Loans. It is intended that the Register be maintained such that the Loans are in “registered form” for the purposes of the Internal Revenue Code.

81

(c)          Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its unfunded Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignment shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Borrower; provided that, the prior written consent of the Borrower shall not be required for any assignment:

(i)            to any Person meeting the criteria of clause (a) of the definition of “Eligible Assignee” upon the giving of notice to Administrative Agent;

(ii)            to any Person otherwise constituting an Eligible Assignee; and

(iii)            if an Event of Default has occurred and is continuing;

provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than US$1,000,000 (or such lesser amount (x) as may be agreed to by the Borrower and Administrative Agent, (y) as shall constitute the aggregate amount of the Loans or unfunded Commitments of the assigning Lender or (z) as is assigned by an assigning Lender to an Affiliate or Related Fund of such Lender).

(d)          Mechanics. Assignments and assumptions of Loans and unfunded Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.17(b), together with payment to Administrative Agent of a registration and processing fee of US$3,500 (except that no such registration and processing fee shall be payable in connection with an assignment to an assignee that is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)          Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment Agreement.

82

(f)           Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the unfunded Commitments and/or Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable unfunded Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its unfunded Commitments or Loans for its own account in the ordinary course and without a view to distribution of such unfunded Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such unfunded Commitments or Loans or any interests therein shall at all times remain within its exclusive control); (iv) it will not provide any information obtained by it in its capacity as a Lender to any Borrower or any of its Affiliates; and (v) neither such Lender nor any of its Affiliates owns or controls any trade obligations or Indebtedness of any Borrower or any Capital Stock of any Borrower.

(g)          Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and unfunded Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 10.10) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the involvement of such assigning Lender as a Lender hereunder prior to the Assignment Effective Date); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any unfunded Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new or unfunded Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

83

(h)          Participations.

(i)            Each Lender shall have the right at any time to sell one or more participations to any Person (other than to a Borrower, any of their Subsidiaries or any of its Affiliates or any Natural Person) in all or any part of its unfunded Commitments, Loans or in any other Obligation; provided that such Lender shall remain a “Lender” for all purposes hereunder, the participant shall not constitute a “Lender” hereunder, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder. Each Lender that sells a participation pursuant to this Section 10.6(h) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of the Borrower, maintain a register on which it records the name and address of each participant and the principal amounts of (and stated interest on) each participant’s participation interest with respect to the Loan (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any unfunded Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such unfunded Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to the Loan for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii)           Unless otherwise agreed to by Administrative Agent, the holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (1) extend the final scheduled maturity of any Loan or Note or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (2) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or (3) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, except as otherwise set forth below in this Section 10.6(h)(iii), the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

84

(iii)            Each Borrower agrees that each participant shall be entitled to the benefits of Sections 2.16 and 2.17 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation, and (y) a participant that is not a “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes shall not be entitled to the benefits of Section 2.17 unless such Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.17 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though such participant were a Lender; provided that such participant agrees to be subject to Section 2.15 as though it were a Lender.

(i)            Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender, including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered substituted as a “Lender” hereto or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7            Conversion to Preferred Equity. Notwithstanding anything herein to the contrary, Lender may, at its election in its sole discretion, convert the Loans and this Agreement into perpetual preferred equity with a coupon equal to the interest rate payable hereunder, and otherwise on the same terms as set forth herein, with such modifications and revisions as may be necessary to reflect the conversion of the transactions contemplated herein from debt to equity and for the transactions herein and the relationship between Lender and Borrower to be characterized as equity for tax purposes.

10.8            [Reserved].

10.9            Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not preclude the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.10         Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Borrower set forth in Sections 2.16, 2.17, 10.2, 10.3, 10.4, and 10.12, and the agreements of Lenders set forth in Sections 2.15, 9.3(b) and 9.5 shall survive the Payment in Full of the Obligations.

10.11          No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.12         Marshaling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Administrative Agent, or Lenders (or to Administrative Agent, for the benefit of Lenders), or any Agent or Lender enforces any security interests or exercises any right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

10.13         Severability. In case any provision in or under this Agreement or any Loan Document shall be held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement and the other Loan Documents, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

10.14         Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Administrative Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or any other Loan Document with respect to the Obligations shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders (as applicable).

10.15         Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.16         APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO THE MORTGAGE, WHICH SHALL HAVE THE GOVERNING LAW AS PROVIDED FOR THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.17         CONSENT TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AGAINST ANY AGENT, ANY LENDER OR ANY RELATED PARTY OF ANY OF THE FOREGOING, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN A FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.18         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED HEREUPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.19         Confidentiality. Each Agent and each Lender shall hold all non-public information regarding the Borrowers and their businesses identified as such by Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s or such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by each Borrower that, in any event, Administrative Agent may disclose any such information to the Lenders and other Agents, and any Agent or Lender may make (a) disclosures of such information to Affiliates of such Lender or such Agent and to their respective officers, Directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts, or agents on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.19), to the extent such Lender in its sole discretion determines that any such party needs and should have access to such information, (b) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Borrower and its obligations (provided that such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.19 or other substantially similar confidentiality restrictions), (c) disclosure on a confidential basis to any rating agency when required by it, (d) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (e) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform the Borrower promptly thereof to the extent not prohibited by law), (g) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority purporting to have jurisdiction over such Person or any of its Affiliates and (viii) disclosures with the consent of the relevant Borrower. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and all of their respective Directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Borrowers) (collectively, “Trade Announcements”). No Lender or Borrower shall (i) issue any Trade Announcement, (ii) use or reference in advertising, publicity, or otherwise the name of any Lender or any of their respective Affiliates, or any partner or employee of any Lender or any of their respective Affiliates or (iii) represent that any product or any service provided has been approved or endorsed by any Lender, or any of their respective Affiliates, except (1) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (2) with the prior approval of Administrative Agent (upon consultation with the Requisite Lenders).

10.20          Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if, when the Obligations hereunder are Paid in Full, the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.21         Effectiveness; Counterparts. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto and receipt by the Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.22         Entire Agreement. This Agreement, together with the other Loan Documents (including any such other Loan Document entered into prior to the date hereof), reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, made prior to the date hereof.

10.23         PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender, or Administrative Agent, as applicable, to identify such Borrower in accordance with the PATRIOT Act.

10.24         Electronic Execution of Assignments and Loan Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or any other Loan Document shall in each case be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that Administrative Agent or Collateral Agent may request, and upon any such request the Borrowers shall be obligated to provide, manually executed “wet ink” signatures to any Loan Document.

10.25         No Fiduciary Duty. Each Agent, Lender, and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers, their equity holders and/or their affiliates. Each Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower, its equity holders or its affiliates, on the other. The Borrowers acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrowers, on the other and (b) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Borrower, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Borrower, its equity holders or its Affiliates on other matters) or any other obligation to any Borrower, except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Borrower, in connection with such transaction or the process leading thereto.

10.26         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write Down and Conversion Powers of the applicable Resolution Authority.

[Remainder of page intentionally left blank]

INITIAL LENDER:

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title:Managing Partner

[Signature Page to Credit Agreement]

BORROWERS:

HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation

By:	/s/ Bruce A Riggins
Name: Bruce A. Riggins
Title: President, Chief Financial Officer and Treasurer

HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation, its general partner

By:	/s/ Bruce A Riggins
Name: Bruce A Riggins
Title: President, Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT:

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company y

By:	/s/ Murray Goldfarb
Name:Murray Goldfarb
Title:Managing Partner

COLLATERAL AGENT:

BROOKFIELD STRATEGIC REAL ESTATE PARTNERS II HOSPITALITY REIT II LLC, a Delaware limited liability company

By:	/s/ Murray Goldfarb
Name: Murray Goldfarb
Title:Managing Partner

[Signature Page to Credit Agreement]

APPENDIX A

Initial Commitments

Lender	Initial Commitment	Pro Rata Share
Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC	$60,000,000.00	100%
Total	$60,000,000.00	100%

APPENDIX A-1

APPENDIX B

Notice Addresses

if to the Borrowers:

c/o Hospitality Investors Trust, Inc.
Park Avenue Tower, Suite 801
65 East 55th Street
New York, NY 10022
Attn: Paul Hughes and Bruce Riggins
Email: phughes@hitreit.com; briggins@hitreit.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
11 Times Square
New York, NY 10036-8299
Attn: Steven L. Lichtenfeld, Jeff J. Marwil & Paul V. Possinger
Email: slichtenfeld@proskauer.com, jmarwil@proskauer.com & ppossinger@proskauer.com if to Lender:

Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC
250 Vesey Street, 11th Floor
New York, NY 10004
Attn: BPG Transactions Legal
Email: realestatenotices@brookfield.com

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

Attn:       Steven L. Wilner, Esq.

 Sean A. O’Neal, Esq.

Email:     swilner@cgsh.com

 soneal@cgsh.com

if to Agent:

Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC
250 Vesey Street, 11th Floor
New York, NY 10004
Attn: BPG Transactions Legal
Email: realestatenotices@brookfield.com

1

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attn:      Steven L. Wilner, Esq.

       Sean A. O’Neal, Esq.

Email:    swilner@cgsh.com

               soneal@cgsh.com

2

Schedule 3.1(c)

Organizational Structure

1

Schedule 4.4

Adverse Proceedings

1

Schedule 4.7

Environmental Matters

1

Schedule 4.8

Defaults

1

Schedule 4.11

Employee Matters

1

Schedule 4.12

ERISA

1

Schedule 4.24

Real Estate Assets

1

Schedule 5.20

Post-Closing Matters

1

Schedule 6.1(c)

Certain Indebtedness

1

Schedule 6.2

Certain Liens

1

Schedule 6.10

Certain Affiliate Transactions

1

Exhibit A

Funding Notice

1

Exhibit B

Note

1

Exhibit C

Reserved

1

Exhibit D

Assignment Agreement

1

Exhibit E

Closing Date Certificate

1

Exhibit F-1

1

Exhibit F-2

1

Exhibit F-3

1

Exhibit F-4

Exhibit G

[Reserved]